UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NTELOS Holdings Corp.

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JAMES A. HYDE	401 Spring Lane Suite 300 P. O. Box 1990 Waynesboro, VA 22980 Telephone: 540 946-3500 Telecopier: 540 946-3595

March 15, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders of NTELOS Holdings Corp., which will be held at 9:00 a.m. (local time) on Thursday, May 6, 2010, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York.

The principal business of the 2010 Annual Meeting of Stockholders will be (i) the election of eight directors to serve until the 2011 Annual Meeting of Stockholders, (ii) the ratification of the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010 and (iii) the approval of the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2010.

In accordance with the rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to certain stockholders over the Internet. You may read, print and download our annual report and proxy statement at https://materials.proxyvote.com/67020Q. On or before March 26, 2010, we will mail our non-registered stockholders a notice containing instructions on how to access our 2010 proxy statement and annual report and vote online or by telephone. The notice also provides instructions on how those stockholders can request a paper copy of these documents if they desire. All other stockholders will continue to receive our annual report and proxy statement by mail.

If you do not attend the 2010 Annual Meeting of Stockholders, we request that you vote by telephone or Internet, or if you received a paper copy of the proxy card by mail, by signing your proxy card and mailing it in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. The prompt vote by telephone or Internet or return of your proxy card will be appreciated. If you decide to attend the 2010 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

Thank you, and we look forward to seeing you at the 2010 Annual Meeting of Stockholders or receiving your proxy vote.

Sincerely yours,

James A. Hyde
Chief Executive Officer

NTELOS HOLDINGS CORP.

401 Spring Lane, Suite 300

Waynesboro, Virginia 22980

(540) 946-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2010 Annual Meeting of Stockholders of NTELOS Holdings Corp. (“NTELOS”) will be held at 9:00 a.m. (local time) on Thursday, May 6, 2010, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York. The meeting is called for the following purposes:

1.	To elect eight directors to serve until the 2011 Annual Meeting of Stockholders;

2.	To ratify the appointment by NTELOS’ Audit Committee of the Board of Directors of KPMG LLP as NTELOS’ independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, which includes the authorization of 4.0 million shares of common stock that can be issued by NTELOS under the plan; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 9, 2010 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Michael B. Moneymaker
Corporate Secretary

Waynesboro, Virginia

March 15, 2010

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE VOTE YOUR SHARES ACCORDING TO THE INSTRUCTIONS CONTAINED IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU DECIDE TO ATTEND THE 2010 ANNUAL MEETING OF STOCKHOLDERS, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTE.

NTELOS HOLDINGS CORP.

401 Spring Lane, Suite 300

Waynesboro, Virginia 22980

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held May 6, 2010

This proxy statement is furnished by and on behalf of the Board of Directors of NTELOS Holdings Corp., or NTELOS, in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on Thursday, May 6, 2010, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the proxy card are being made available to our stockholders of record on March 9, 2010, the record date. Our Board of Directors is making these materials available to you on the Internet, or for registered stockholders or upon your request, is delivering printed versions of these materials to you by mail. On or before March 26, 2010, we will mail a notice to our non-registered stockholders containing instructions on how to access the proxy statement and annual report and vote, and on or about March 26, 2010, we will mail the proxy statement and annual report to all of our other stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 6, 2010:

The Proxy Statement and Annual Report are Available at

https://materials.proxyvote.com/67020Q.

THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT!

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2010 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by following the instructions provided in the proxy card or voting instruction;

•	By Internet — Stockholders located in the United States can vote by Internet by following the instructions provided in the proxy card or voting instruction; or

•	By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Internet and telephone facilities will be available 24 hours a day and close at 12:00 a.m. (Eastern time) on May 6, 2010.

Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2010 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted FOR the proposals set forth in this proxy statement. The submission of a proxy will not affect a stockholder’s right to attend and to vote in person at the 2010 Annual Meeting of Stockholders. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2010 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

Only holders of record of Common Stock as of the close of business on the record date will be entitled to vote at the 2010 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2010 Annual Meeting of Stockholders. As of the close of business on the record date, there were 41,532,726 shares of Common Stock outstanding.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please follow the instructions provided on your proxy card or voting instructions. If your shares are not registered in your own name and you plan to vote your shares in person at the 2010 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2010 Annual Meeting of Stockholders in order to vote.

With respect to shares held in the NTELOS Savings and Security Plan, your proxy card, when signed and returned, or your telephone or Internet vote, will also constitute voting instructions to New York Life (“the Trustee”) for these shares. Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. To allow sufficient time for voting by the Trustee, your voting instructions must be received by 12:00 a.m. (Eastern time) on May 4, 2010.

Only stockholders who own Common Stock as of the close of business on March 9, 2010 will be entitled to attend the 2010 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the 2010 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a “legal proxy” from the record holder to attend the 2010 Annual Meeting of Stockholders.

Quorum Required

According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2010 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter, or “broker non-votes”, will not be included in determining whether a quorum is present. Broker non-votes will not affect the outcome of the vote on the election of directors, the appointment of KPMG LLP or the approval of the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan.

Vote Required

Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. These rules also provide, however, that when a proposal is not a “routine” matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.” Please note that this year, the rules that guide how brokers vote your stock have changed. Your bank, broker or other nominee may no longer vote your shares with respect to the election of the nominees for director in the absence of your specific instructions as to how to vote with respect to the election of such nominees, because under such rules the election of directors is not considered a “routine” matter. In addition, under these rules, your bank, broker or other nominee cannot vote your shares with respect to the approval of the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan without your voting instructions because this proposal is not considered “routine.” The ratification of the appointment of KPMG LLP is considered a routine matter.

Under our bylaws, directors are elected by a plurality of the votes of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons identified as proxies and attorneys-in-fact, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors. Abstentions will have no effect on the outcome of the election of directors.

Pursuant to the terms of the Amended and Restated Shareholders Agreement, dated as of February 13, 2006, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein, or the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. In accordance with the Shareholders Agreement, the Quadrangle Entities and the other management stockholders party thereto each are required to vote for such nominees and take all other necessary action to ensure that these nominees are elected to the Board of Directors. Accordingly, it is expected that these stockholders will vote for approval of the nominees for director identified below. The parties to the Shareholders Agreement, including the Quadrangle Entities, own an aggregate of approximately 27% of the shares entitled to vote.

With respect to the other matters to be voted upon at the 2010 Annual Meeting of Stockholders, ratifying the appointment of KPMG LLP and approving the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, each requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2010 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against these proposals.

With respect to any other matters that may come before the 2010 Annual Meeting of Stockholders, if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors

Our bylaws provide that the Board of Directors shall, subject to compliance with the Shareholders Agreement, consist of such number of directors as determined from time to time by resolution of the board. The current size of the Board of Directors is fixed at eight, and we currently have eight directors. The Board of Directors held 14 meetings in 2009. During 2009, each member of the Board of Directors currently standing for election attended at least 93% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served. Each director is elected to a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal.

Nominees Standing for Election

Messrs. Timothy G. Biltz, Daniel Fine, Robert E. Guth, Daniel J. Heneghan, Michael Huber, James A. Hyde and Jerry E. Vaughn and Ms. Julia B. North are standing for election as directors to the Board of Directors at the 2010 Annual Meeting of Stockholders, each to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors has determined that the following nominees are “independent” under applicable NASDAQ Listing Standards as discussed below under “Corporate Governance Matters – Director Independence”: Messrs. Biltz, Fine, Guth, Heneghan, Huber and Vaughn and Ms. North.

Pursuant to the terms of the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. The Quadrangle Entities have nominated Messrs. Fine, Guth and Huber for election at the 2010 Annual Meeting of Stockholders. Mr. Hyde is our Chief Executive Officer and has been nominated by the Board of Directors in accordance with the Shareholders Agreement.

Set forth below is certain biographical information furnished to us by the directors standing for election at the 2010 Annual Meeting of Stockholders:

Timothy G. Biltz, age 51, has been a director since December 21, 2006. From 1999 to 2005, Mr. Biltz was the Chief Operating Officer of SpectraSite, Inc., a publicly-traded wireless and broadcast signal tower company. SpectraSite filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in November 2003 and emerged from bankruptcy in February 2004. From 1989 to 1999 Mr. Biltz was employed by Vanguard Cellular Systems, Inc. in a number of posts of increasing responsibility. Most recently, he served as the Executive Vice President and Chief Operating Officer, responsible for sales, marketing, information technology, distribution, operations and human resources. Mr. Biltz served on the Board of Directors and Audit Committee of Horizon PCS, Inc., a wireless services provider, from August 2004 until July 1, 2005 and, after Horizon PCS, Inc.’s merger with iPCS, Inc., from July 2005 through December 2009. Mr. Biltz served as Chairman of the Board of Directors of iPCS, Inc. from November 2006 through December 2009. Mr. Biltz previously served on the Board of Directors of SpectraSite, Inc. from June 2004 to August 2005.

Mr. Biltz’s substantial experience in the telecommunications industry, including his breadth of experience in wireless service and infrastructure, is essential to our Board of Directors in understanding and evaluating our business. Mr. Biltz’s previous senior leadership positions and service on our Board of Directors and other private and public company boards have given him valuable experience with executive compensation and human resources issues, which are important to his position as chairperson of the Compensation Committee.

Daniel Fine, age 32, has been a director since December 18, 2008. Since January 2008, Mr. Fine has served as a Vice President of Quadrangle Group LLC. From September 2005 to December 2007, Mr. Fine served as a Senior Associate of Quadrangle. Prior to joining Quadrangle, Mr. Fine was an Associate in the Leveraged Finance Group at CIBC World Markets Corp. Mr. Fine currently serves on the Board of Directors of Data & Audio-Visual Enterprises Holdings Inc. and as a managing member of Access Spectrum LLC.

Mr. Fine has gained significant knowledge of the telecommunications industry through his work with a global private investment firm that focuses on this industry. Mr. Fine’s private equity experience, together with his service on the board of directors of other telecommunications companies, provides a valuable perspective to our Board of Directors in monitoring and evaluating our business.

Robert E. Guth, age 46, has been a director since December 17, 2009. Mr. Guth currently serves on the board of directors of Integra Telecom, Inc. Previously he served as President of the Business Markets Group at Level 3 Communications, LLC from 2006 to 2007. Prior to that he served as Chairman, President and Chief Executive Officer at TelCove Inc. from 2002 to 2006 when TelCove was acquired by Level 3 Communications. He was Vice President of Business Operations at TelCove from 2000 to 2002 and Regional Vice President and General Manager at TelCove from 1996 to 2000. Prior to joining TelCove, he worked in sales and sales management roles at AT&T Inc. from 1985 to 1996.

Mr. Guth’s senior leadership positions with a number of telecommunications companies have given him a diverse understanding of our industry, including operational and sales expertise that is particularly relevant to our wireline operations. These previous positions and his current service as director of another telecommunications company provide experience that is important to our Board of Directors.

Daniel J. Heneghan, age 54, has been a director since February 9, 2006. Mr. Heneghan currently serves as an advisor to the Semiconductor industry. Mr. Heneghan previously held the position of Chief Financial Officer of Intersil Corporation from its inception in August 1999 until June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the semiconductor business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of Digital Products in the semiconductor business at Harris. Mr. Heneghan also served at various times as Division Controller of the semiconductor business, Director of Planning and Director of Finance at Harris. Mr. Heneghan also serves on the Board of Directors and Audit Committee of Pixelworks, Inc., and Micrel, Inc.

Mr. Heneghan brings to our Board of Directors experience gained from holding senior leadership and board positions with publicly traded companies in the semiconductor industry. His experience as Chief Financial Officer of Intersil Corporation and service on the audit committees of the two other public companies has given him financial expertise to serve as one of our audit committee financial experts and provides experience that is particularly valuable to his service on the Audit Committee. He has also gained experience in risk management through these leadership positions, which is essential to the Audit Committee and the Board of Directors.

Michael Huber, age 41, has been a director since April 27, 2005 and has been Chairman of the Board of Directors since December 17, 2009. Since January 2004, Mr. Huber has served as a Managing Principal of Quadrangle Group LLC, and since February 2009, Mr. Huber also has served as Co-President of Quadrangle. Mr. Huber currently serves on the Board of Directors of Data & Audio-Visual Enterprises Holdings Inc. and Cequel Communications Holdings, LLC and as a managing member of Access Spectrum LLC and of Hargray Holdings LLC. Mr. Huber is also a member of the Board of Trustees of Macalester College.

Mr. Huber’s leadership position with a global private investment firm that focuses on the telecommunications industry provides experience that is valuable in understanding and evaluating our business. His experience working with a number of his firm’s portfolio companies, including serving on the board of a number of telecommunications companies, is especially valuable to our Board of Directors in guiding the direction of our business. He also has extensive experience in mergers and acquisitions and capital markets activities. Mr. Huber’s skills and experience have positioned him to bring experience and industry knowledge to his position of Chairman of the Board.

James A. Hyde, age 45, was appointed to his current positions of President, Chief Executive Officer and Director on December 17, 2009 after joining NTELOS as President and Chief Operating Officer on March 31, 2009. Previously, he was employed by Deutsche Telekom and VoiceStream Wireless from 1997 to 2009 and was appointed as the Managing Director and CEO of T-Mobile UK (a subsidiary of Deutsche Telekom) in January 2006. He also served as a member of the T-Mobile International Executive Management Committee and as an Executive Advisor to the T-Venture Funds. From 2002 until January 2006, Mr. Hyde served as Vice President of U.S. Indirect Sales and Sales Operations for T-Mobile USA. In 2000, Mr. Hyde became Executive Director of U.S. Sales Operations for VoiceStream Wireless and, following Deutsche Telekom’s July 2001 acquisition of VoiceStream (renamed T-Mobile), he held this position until 2002. Mr. Hyde joined VoiceStream Wireless in 1997 as a Director of Regional Indirect Sales and Operations.

With his years of experience at T-Mobile, including being responsible for T-Mobile’s entire United Kingdom operations, Mr. Hyde brings great operating as well as sales and marketing perspective in the wireless industry that is critical to our Board of Directors in understanding and evaluating our business. Mr. Hyde’s knowledge of our business and its operations is critical to the Board of Directors in evaluating and directing our future.

Julia B. North, age 62, has been a director since December 20, 2007. Ms. North is presently retired. Ms. North served as the President and Chief Executive Officer of VSI Enterprises, Inc. from 1997 to 1999. Prior to joining VSI Enterprises, Ms. North served as President of Consumer Services for BellSouth Telecommunications from 1994 to 1997. She currently serves on the Board of Directors, Compensation Committee and Nominating and Governance Committee of Acuity Brands, Inc. and Community Health Systems, Inc. Ms. North is currently the chairperson of the Nominating and Governance Committee of Community Health Systems, Inc. Within the last five years, Ms. North previously served on the Board of Directors of Mapcis, Inc., Simtrol, Inc. and Winn-Dixie, Inc.

Ms. North’s senior leadership positions as well as her operational experience in the telecommunications industry, particularly the wireline industry, give her significant knowledge that is a valuable resource to our Board of Directors. Ms. North’s diverse perspective and experience gained from holding senior leadership and board positions at public companies is particularly helpful for her position as chairperson of the Nominating and Governance Committee.

Jerry E. Vaughn, age 65, has been a director since December 20, 2007. Mr. Vaughn is presently retired. Mr. Vaughn served as the Chief Administrative Officer of Mobile Storage Group from November 2006 until its merger into Mobile Mini in June 2008. Mr. Vaughn served as Senior Vice President and Chief Financial Officer of Valor Communications Group, Inc., a telecommunication services provider, from 2005 until its merger into Windstream Corporation in July 2006. From 1999 to 2005, Mr. Vaughn served as Chief Financial Officer of US Unwired, Inc., a wireless communications provider. Prior to joining US Unwired, Inc., Mr. Vaughn served in executive positions with GE Capital, Nortel Networks and Mellon Bank.

Mr. Vaughn’s senior leadership positions at a number of companies have given him knowledge of the telecommunications industry, as well as other operational expertise, that is essential to our Board of Directors in understanding and evaluating our business. His experience as Chief Financial Officer Valor Communications Group, Inc. and US Unwired, Inc. has given him financial expertise to serve as one of our audit committee financial experts and chairperson of the Audit Committee. He has also gained experience in risk management through these leadership positions, which is essential to the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

Committees of the Board of Directors

We have the following standing committees of the Board of Directors: Compensation Committee, Audit Committee and Nominating and Governance Committee. Each committee has a charter which is available for review at the following website, www.ntelos.com. The charters may be found by clicking “Investor Relations” and then “Committee Composition.”

Compensation Committee

The Compensation Committee presently consists of Messrs. Biltz (Chairperson), Heneghan and Huber and Ms. North. The Compensation Committee met 10 times during the year ended December 31, 2009. The Compensation Committee is responsible for:

•	developing and overseeing the implementation of our philosophy with respect to the compensation of executive officers;

•	determining the compensation and benefits of all of the executive officers;

•	reviewing our compensation and benefit plans to ensure that they meet corporate objectives; and

•	administering our stock plans and other incentive compensation plans.

The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Standards.

The Compensation Committee engaged the services of Hay Group (the “Consultant”), a nationally recognized compensation consulting firm, to assist us in determining the base salaries, target short-term incentive percentages under our 2009 Team Incentive Plan and long-term incentive compensation of our named executive officers, or NEOs, for 2009 by performing a study of the compensation of our NEOs benchmarked against comparable senior executives in comparable telecommunications companies and market median information from the Consultant’s compensation database. In addition, we engaged the Consultant in 2008 and again in 2009 to assist us in developing compensation arrangements for Mr. Hyde upon his selection as our Chief Operating Officer in January 2009 and upon his appointment as our Chief Executive Officer in December 2009. The Consultant did not provide any consulting advice to us outside the scope of executive compensation during 2009.

Audit Committee

The Audit Committee presently consists of Messrs. Vaughn (Chairperson), Biltz and Heneghan. The Audit Committee met seven times during the year ended December 31, 2009. The Audit Committee is responsible for overseeing:

•	our accounting and financial reporting processes;

•	the reliability of our financial statements;

•	the effective evaluation and management of our financial risks;

•	our compliance with laws and regulations; and

•	the maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor.

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Rules 5605(a)(2) and 5605(a)(2)(A) of the NASDAQ Listing Standards and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that all members of the Audit Committee are financially literate as prescribed by the NASDAQ Listing Standards and that Messrs. Heneghan and Vaughn are each an “audit committee financial expert,” within the meaning of the regulations promulgated by the SEC. No member of the Audit Committee received any payments in 2009 from us or our subsidiaries other than compensation received as a director of NTELOS.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Ms. North (Chairperson) and Messrs. Guth and Vaughn. The Nominating and Governance Committee met four times during the year ended December 31, 2009. The Nominating and Governance Committee is responsible for:

•	identifying individuals qualified to become directors;

•	nominating qualified individuals for election to the Board of Directors at the annual meeting of stockholders;

•	recommending to the Board of Directors the individual directors to serve on the committees of the Board of Directors; and

•	at the request of the Board of Directors, overseeing corporate governance matters.

The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Standards.

Corporate Governance Matters

Identifying and Evaluating Nominees

The Shareholders Agreement currently entitles the Quadrangle Entities to designate three members of the Board of Directors, at least one of which must be “independent” under applicable NASDAQ and SEC rules. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us.

The Nominating and Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees, and other sources that the Nominating and Governance Committee deems appropriate, including executive search firms. The Nominating and Governance Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our bylaws. In addition to the Nominating and Governance Committee’s charter, we have adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Governance Committee’s responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at www.ntelos.com by selecting the following links: “Investor Relations” and then “Committee Composition.”

As required by our bylaws, any stockholder recommendation for a nominee for director to be voted upon at the 2011 Annual Meeting of Stockholders must be submitted in writing to our Secretary or Assistant Secretary no later than 120 days nor more than 150 days before the first anniversary of this proxy statement. For nominations, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of Common Stock that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on our stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class, series and number of shares of Common Stock beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. These requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2011 Annual Meeting of Stockholders, discussed later in this proxy statement.

The Nominating and Governance Committee will evaluate all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Nominating and Governance Committee will take into account the qualifications of other members of the Board of Directors to ensure that a broad variety of skill sets and experience beneficial to us and our business are represented on the Board of Directors and will also take into account the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. The Corporate

Governance Guidelines require that in considering the composition of the Board of Directors, diversity of backgrounds and expertise should be emphasized and the Nominating and Governance Committee shall consider the average tenure of the entire Board of Directors.

The Nominating and Governance Committee also periodically considers the individual and aggregate skill sets of the Board of Directors, based on a review of:

•	senior leadership experience (public company CEO/President);

•	business development/M&A expertise;

•	financial expertise;

•	public company board of directors experience;

•	diversity (gender/other);

•	wireless industry operational expertise;

•	wireline industry operational expertise;

•	other operational expertise (customer service and care, billing systems, IT platform);

•	brand marketing expertise;

•	sales and distribution expertise;

•	government/public policy expertise;

•	executive compensation/human resources expertise; and

•	risk management expertise.

When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee shall consider that individual’s past contribution and future commitment to NTELOS. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy NASDAQ Listing Standards and SEC requirements. The Nominating and Governance Committee will also seek to ensure that the Board of Directors will have at least three independent members to serve on the Audit Committee that satisfy NASDAQ financial and accounting experience requirements and at least one member who qualifies as an “audit committee financial expert.”

There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Board Leadership Structure and Role in Risk Oversight

Mr. Hyde serves as our Chief Executive Officer, and Mr. Huber serves as our non-executive Chairman of the Board. We determined to divide the positions of Chief Executive

Officer and Chairman of the Board between Mr. Hyde and Mr. Huber following the resignation of our prior Chairman of the Board and Chief Executive Officer, James S. Quarforth, in December 2009. Previously, the positions of Chief Executive Officer and Chairman of the Board were combined and held by Mr. Quarforth, and Mr. Huber held the position of Lead Director. Our revised policy is to have a Chairman of the Board who is an independent director, and we no longer have a designated Lead Director. The Board of Directors may in the future revisit this policy from time to time. The Chairman of the Board has the following duties:

•	preside at all meetings of the Board of Directors, including executive sessions of the independent directors;

•	serve as liaison between the Chief Executive Officer and the independent directors;

•	provide advice and counsel to the Chief Executive Officer on meeting schedules and possible meeting agenda topics;

•	have the authority to call meetings of the independent directors;

•

provide input to the Compensation Committee regarding the Chief Executive Officer’s performance and meet, together with the Chairperson of the Compensation Committee, with the Chief Executive Officer to discuss the evaluation of the Chief Executive Officer; and

•

provide input to the Nominating and Governance Committee regarding the appointment of the Chairpersons and members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Board of Directors also has three standing committees, Audit, Compensation and Nominating and Governance. Each committee has a separate chairperson and each of the committees is comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least two times a year, and the Chairman of the Board will preside at these sessions.

Given our current circumstances, we believe having a separate Chief Executive Officer and Chairman of the Board position is the most appropriate structure for NTELOS and our stockholders. While the combined position of Chairman of the Board and Chief Executive Officer worked effectively during the time Mr. Quarforth held the positions, the Board of Directors believes it is appropriate at this time for Mr. Hyde to be able to focus his efforts on serving as our Chief Executive Officer while working closely with our Chairman of the Board, Mr. Huber.

Our Audit Committee charter provides that the Audit Committee is responsible for evaluating and monitoring our financial risks and our compliance with laws and regulations. On a regular basis, our Audit Committee reviews and discusses with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

Although the Audit Committee has primary responsibility for overseeing these matters, the full Board of Directors and our other committees are actively involved in overseeing risk management. Our Corporate Governance Guidelines provide that the Board of Directors and each committee is responsible for overseeing our program for identifying, evaluating and controlling significant risks. Management updates the entire Board of Directors on a quarterly basis on key business risks affecting our business. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility and regularly reports to the Board of Directors.

The Compensation Committee considers succession planning, human resources risks and risks that may be a result of our executive compensation programs, as described in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement. The Compensation Committee recently adopted a Compensation Recoupment Policy that authorizes the Board of Directors to obtain reimbursement of any portion of any performance based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction. In 2009, the Compensation Committee also considered our incentive compensation plans for executive officers and other employees and does not believe they pose any material risks to us. In 2009, the Compensation Committee and the Board of Directors also approved amended and restated Stock Ownership Guidelines, which are described on page 36 of this proxy statement.

The Nominating and Governance Committee, along with the full Board of Directors, considers potential governance-related risk matters. The current leadership structure of the Board of Directors supports the risk oversight functions described above with independent leadership provided by our Chairman of the Board and with seven of our eight directors being independent.

Stockholder Communications with the Board of Directors

We encourage stockholders to communicate with the Board of Directors by sending written correspondence to the Chairperson of the Nominating and Governance Committee at: NTELOS Holdings Corp., Attention: Corporate Secretary, 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980. The Chairperson of the Nominating and Governance Committee and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairperson of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more directors and/or (iii) other individuals or entities.

Director Independence

The Board of Directors considers director independence based both on the meaning of the term “independent director” set forth in Rule 5605(a)(2) of the NASDAQ Listing Standards and on an overall review of transactions and relationships, if any, between the director and NTELOS. Presently, our Board of Directors is comprised of a majority of independent directors and all committees of the Board of Directors are comprised only of independent directors.

In February 2010, the Nominating and Governance Committee and the Board of Directors undertook their annual review of director independence. During this review, the Board of Directors considered transactions and relationships, if any, between each director or any member of his or her immediate family and NTELOS. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

The Nominating and Governance Committee and the Board of Directors have determined that Messrs. Biltz, Fine, Guth, Heneghan, Huber and Vaughn and Ms. North are independent under the NASDAQ Listing Standards.

The independent directors of the Board of Directors met in executive session five times during 2009.

Policy Regarding Attendance at Annual Meetings

We have a policy encouraging directors to attend annual meetings of stockholders. All of our directors attended the May 5, 2009 annual meeting.

Codes of Ethics

We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees. Copies of this code may be found at the following website, www.ntelos.com. You will find the code by selecting the following links: “Investor Relations” and then “Committee Composition.”

Director Compensation

The following table presents information relating to total compensation of our directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy Biltz	61,512	—	63,358	—	—	—	124,870
Daniel Fine	—	—	—	—	—	—	—
Robert Guth(1)	4,084	—	—	—	—	—	4,084
Daniel Heneghan	77,408	—	63,358	—	—	—	140,766
Eric Hertz(2)	26,107	—	63,358	—	—	—	89,465
James Hyde	—	—	—	—	—	—	—
Michael Huber	—	—	—	—	—	—	—
Julia North	58,293	—	63,358	—	—	—	121,651
James Quarforth	—	—	—	—	—	—	—
Jerry Vaughn	57,808	—	63,358	—	—	—	121,166

(1) Mr. Guth was elected to the Board of Directors on December 17, 2009.

(2) Mr. Hertz tendered his resignation from the Board of Directors on July 17, 2009. In connection with his resignation, Mr. Hertz forfeited 25,800 stock options which were either not yet vested or were not in the money.

(3) For a discussion of the assumptions used in determining the aggregate grant date fair value associated with option awards, see note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009. The aggregate number of option awards outstanding at December 31, 2009 is the following for each of the following non-employee directors: 25,800 for Mr. Biltz; 34,400 for Mr. Heneghan; 17,200 for Ms. North; and 17,200 for Mr. Vaughn.

The Compensation Committee periodically considers our director compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Compensation Committee also takes into account the compensation policies of other public company boards of directors by reviewing the same comparison group of companies as are reviewed by our Compensation Committee when considering the compensation of our executive officers. On December 17, 2009, after reviewing the board and committee member cash and equity compensation of the Peer Group (as defined in “Compensation Discussion and Analysis” included herein), the Compensation Committee determined not to change existing retainers or committee fees. However, the Compensation Committee approved changes to the equity incentive compensation of our non-employee directors, as described below.

During 2009, non-employee directors (excluding directors who are not independent directors that are designated by the Quadrangle Entities pursuant to our Shareholders Agreement and directors who are our employees) received a retainer of $25,008 per year, payable monthly. Additionally, during 2009, the chairperson of our Audit Committee received an annual retainer of $15,000, the chairperson of our Compensation Committee received an annual retainer of $5,004 and the chairperson of our Nominating and Governance Committee received an annual retainer of $5,004. During 2009, each such non-employee director also received $2,000 for each board meeting and stockholder meeting attended in person and $1,000 if attended telephonically in lieu of attending in person. For attendance at board committee meetings during 2009, each such non-employee director received $1,500 for attending in person or $800 for attending telephonically in lieu of attending in person. We reimburse each of our directors for reasonable travel and other expenses incurred in connection with attending all board and board committee meetings. The Board of Directors believes that its members should be encouraged to own shares of our Common Stock, although we do not have a written policy requiring a minimum level of share ownership.

For most of fiscal year 2009, we had five non-employee directors, Timothy Biltz, Daniel Heneghan, Eric Hertz, Julia North and Jerry Vaughn. On July 17, 2009, Mr. Hertz tendered his resignation from our Board of Directors. On December 17, 2009, Mr. Guth was elected to our Board of Directors as a non-employee director. Mr. Quarforth, our former Chief Executive Officer, served as Chairman of the Board of Directors until his resignation on December 17, 2009. Mr. Hyde was appointed to the Board of Directors in connection with his appointment to Chief Executive Officer of the Company to succeed Mr. Quarforth effective December 17, 2009. The remaining directors who served in 2009 are members of the Quadrangle Entities and were therefore not compensated by us for their roles as directors, other than reimbursement for reasonable travel and other expenses incurred in connection with attending board and board committee meetings. In addition to their director status during 2009 (or a portion thereof), Mr. Biltz was chairperson of the Compensation Committee and a member of the Audit Committee, Mr. Heneghan was chairperson of the Audit Committee and a member of the Compensation Committee, Mr. Vaughn was a member of the Audit Committee and the Nominating and Governance Committee and Ms. North was chairperson of the Nominating and Governance Committee and a member of the Compensation Committee, and they were compensated accordingly as disclosed in the table above.

During fiscal year 2009, we compensated Mr. Biltz for attendance at five board meetings, eight telephonic board meetings, five committee meetings and 10 telephonic committee meetings; Mr. Guth for attendance at one board meeting; Mr. Heneghan for attendance at six board meetings, eight telephonic board meetings, six committee meetings and 13 telephonic committee meetings; Mr. Hertz for attendance at three board meetings, three telephonic board meetings and two telephonic committee meetings; Ms. North for attendance at six board meetings, eight telephonic board meetings, four committee meetings and nine telephonic committee meetings; and Mr. Vaughn for attendance at six board meetings, eight telephonic board meetings, four committee meetings and 11 telephonic committee meetings.

To assist us in attracting and retaining qualified and experienced individuals for service as non-employee independent directors, each such non-employee independent director has historically received an initial grant and thereafter, commencing on January 1 of the subsequent year, an annual grant of options to purchase 8,600 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the NASDAQ Global Market on the date of grant. Pursuant to our Non-Employee Director Equity Plan, we granted Messrs. Biltz, Heneghan, Hertz and Vaughn and Ms. North options to purchase 8,600 shares each of Common Stock on January 2, 2009 at an exercise price per share of $24.52, the last closing price of the Common Stock on the NASDAQ Global Market as of the date of grant. The grant date fair value of these options was $63,358, or approximately $7.37 per share. These options vested and became exercisable on the first annual anniversary of the date of grant.

Effective December 17, 2009, the Compensation Committee recommended and the Board of Directors approved the following changes to our non-employee director equity compensation. The Compensation Committee determined to maintain the same approximate annual value of equity grants to be awarded to the non-employee directors but to change the mix of equity awards to be granted effective January 2010. The annual grant of options to purchase 8,600 shares of our Common Stock was decreased to the number (but which number shall not exceed 8,600) equal to the quotient of $18,600 and the Black-Scholes option-pricing model valuation of our Common Stock for the trading days in the second calendar month prior to a grant date, or such lesser number for a particular grant date as the Board of Directors may determine in its sole discretion. Additionally, the Board of Directors approved an annual grant of shares of our Common Stock subject to a restriction period (“restricted stock”) with an aggregate value equal to $43,400 (with such value to be calculated based on the average closing price of our Common Stock for the trading days in the second calendar month prior to a grant date and with the resulting number of shares being rounded up to the next whole number), or such lesser award for a particular grant date as the Board shall determine in its sole discretion. The annual stock option and restricted stock grants are automatic and non-discretionary on each of the grant dates and vest on the first anniversary of the grant date of such restricted stock.

We also have a policy to provide, as needed, an ongoing education program for all directors and will pay the program costs and associated travel expenses related to such director education programs.

We do not pay additional compensation to directors who are not independent directors for their service as directors but do reimburse such employee directors for expenses incurred in attending meetings of the Board of Directors and its committees.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the Board of Directors, and serve until their successors are elected and qualified or until his or her earlier death, resignation or removal. Our executive officers presently include: Frank L. Berry, James A. Hyde, Mary McDermott and Michael B. Moneymaker. The following sets forth biographical information for our executive officers who are not directors. Biographical information for James A. Hyde, who is also a director, is provided in the section entitled “Proposal 1—Election of Directors—Nominees Standing for Election” of this proxy statement.

Frank L. Berry, age 45, has been an officer since May 2000 and our Executive Vice President, President of Wireline Operations since July 2009. Mr. Berry served as a Vice President from May 2000 to June 2009 with responsibilities including Engineering, Operations and Product Management. He also served as an Engineering Director from July 1998 to April 2000 with responsibility to expand the new Data and Internet business. Previously he was employed with AT&T from 1992 to 1998 where he served in a variety of functional management positions. From 1986 to 1990 Frank was an engineering consultant in the defense industry with System Planning Corporation.

Mary McDermott, age 55, has been our Senior Vice President—Legal and Regulatory Affairs since May 2, 2005. Prior to this, Ms. McDermott served in this capacity with NTELOS Inc. from August 2001 until May 2, 2005. From March 2000 to August 2001 she served as Senior Vice President and General Counsel of Pathnet Telecommunications, Inc. On April 2, 2001, Pathnet Telecommunications, Inc. filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. From April 1998 to March 2000, she served as Senior Vice President Chief of Staff for Government Relations for the Personal Communications Industry Association. From May 1994 to April 1998, she served as Vice President—Legal and Regulatory Affairs for the United States Telecom Association. She began her telecommunications career with the NYNEX legal department.

Michael B. Moneymaker, age 52, has been our Executive Vice President and Chief Financial Officer, Treasurer and Secretary since May 2, 2005. Prior to this, Mr. Moneymaker served in these capacities with NTELOS Inc. from June 2003 until May 2, 2005. Mr. Moneymaker served as NTELOS Inc.’s Senior Vice President and Chief Financial Officer, Treasurer and Secretary from May 2000 to June 2003. From May 1999 to May 2000, he served as NTELOS Inc.’s Vice President and Chief Financial Officer, Treasurer and Secretary. From May 1998 to April 1999, he served as NTELOS Inc.’s Vice President and Chief Financial Officer. From October 1995 to April 1998, he served as NTELOS Inc.’s Vice President of Finance.

Ms. McDermott and Mr. Moneymaker were executive officers of NTELOS Inc. when it filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in March 2003. NTELOS Inc. emerged from bankruptcy in September 2003.

Also, on March 12, 2010 we announced that Conrad J. Hunter will become our Executive Vice President, President of Wireless Operations effective April 12, 2010. Previously Mr. Hunter was Executive Vice President and Chief Operating Officer of iPCS from August 2007 to December 2009. From 2000 until July 2007, Mr. Hunter was a Vice President of United States Cellular Corporation. Mr. Hunter was Vice President and General Manager of the Virginia region of PrimeCo PCS from March 1999 to February 2000 when it was acquired by NTELOS Inc.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and NASDAQ. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of March 9, 2010, regarding the beneficial ownership of our Common Stock by (i) our directors, (ii) our NEOs, (iii) stockholders owning more than 5% of our Common Stock and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 41,532,726 shares of Common Stock outstanding as of March 9, 2010. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2010 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o NTELOS Holdings Corp., 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980.

	Total Common Stock
Name and Address of Beneficial Owner	Number	%
Directors, named executive officers and stockholders owning more than 5%:

The Quadrangle Entities(1)	11,361,677	27.4%

Prudential Financial Inc(2)	3,138,747	7.6%

Jennison Associates LLC(3)	3,095,077	7.5%

Systematic Financial Management, L.P.(4)	2,749,300	6.6%

Blackrock, Inc. (5)	2,466,001	5.9%

Timothy G. Biltz(6)	38,540	*

Daniel Fine(7)	11,361,677	27.4%

Robert E. Guth(8)	2,740	*

Daniel J. Heneghan(9)	37,140	*

Michael Huber(7)	11,361,677	27.4%

James A. Hyde(10)	196,926	*

Julia B. North(11)	20,940	*

Jerry E. Vaughn(12)	20,940	*

Frank L. Berry(13)	56,749	*

Mary McDermott(14)	98,101	*

Michael B. Moneymaker(15)	244,619	*

James S. Quarforth(16)	359,631	*

Frank C. Guido(17)	57,838	*

All directors and executive officers as a group (13 persons)	12,159,365	29.3%

*	Less than 1%
(1)

Includes 4,023,696 shares of Common Stock owned by Quadrangle Capital Partners LP, 219,857 shares of Common Stock owned by Quadrangle Select Partners LP, 1,534,327 shares of Common Stock owned by Quadrangle Capital Partners-A LP, 5,528,222 shares of Common Stock owned by Quadrangle NTELOS Holdings II LP and 55,575 shares of Common Stock owned by QCP GP Investors II LLC. Quadrangle NTELOS Holdings II LP has pledged its interest in 5,528,222 shares of Common Stock to secure repayment of a loan made to it by the Bank of Montreal. The address for the Quadrangle Entities is 375 Park Avenue, New York, NY 10152.

(2)

Represents beneficial ownership as of December 31, 2009 according to the Schedule 13G filed by Prudential Financial Inc on February 12, 2010. The address for Prudential Financial Inc is 751 Broad Street, Newark, NJ 07102-3777.

(3)

Represents beneficial ownership as of December 31, 2009 according to the Schedule 13G filed by Jennison Associates LLC on February 12, 2010. The address for Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

(4)

Represents beneficial ownership as of December 31, 2009 according to the Schedule 13G filed by Systematic Financial Management, L.P. on February 12, 2010. The address for Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

(5)

Represents beneficial ownership as of December 31, 2009 according to the Schedule 13G filed by Blackrock, Inc. on January 29, 2010. The address for Blackrock Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Includes 2,740 shares of restricted stock and options to purchase 25,800 shares of Common Stock.
(7)

Represents 11,361,677 shares beneficially owned by the Quadrangle Entities. Mr. Huber is a Managing Principal and Co-President of Quadrangle Group LLC, and Mr. Fine is a Vice President of Quadrangle Group LLC. Each disclaims beneficial ownership of securities beneficially owned by the Quadrangle Entities.

(8)	Represents 2,740 shares of restricted stock.
(9)	Represents 2,740 shares of restricted stock and options to purchase 34,400 shares of Common Stock.
(10)	Includes 116,474 shares of restricted stock and options to purchase 80,452 shares of Common Stock.
(11)	Includes 2,740 shares of restricted stock and options to purchase 17,200 shares of Common Stock.
(12)	Includes 2,740 shares of restricted stock and options to purchase 17,200 shares of Common Stock.
(13)	Includes 29,684 shares of restricted stock, options to purchase 9,750 shares of Common Stock and 5 shares of Common Stock issued as the Company’s 401(k) matching contribution.
(14)	Includes 16,582 shares of restricted stock, options to purchase 12,216 shares of Common Stock and 73 shares of Common Stock issued as the Company’s 401(k) matching contribution.
(15)	Includes 43,102 shares of restricted stock, options to purchase 34,650 shares of Common Stock and 107 shares of Common Stock issued as the Company’s 401(k) matching contribution.
(16)	Includes options to purchase 82,583 shares of Common Stock.
(17)	Includes 15,929 shares of restricted stock, options to purchase 22,225 shares of Common Stock and 137 shares of Common Stock issued as the Company’s 401(k) matching contribution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

As described on page 9 of this proxy statement, we have a Compensation Committee of the Board of Directors (the “Committee”) that currently consists of the following non-employee directors: Mr. Biltz (Chairperson), Mr. Heneghan, Mr. Huber and Ms. North. The Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website, http://www.ir-site.com/images/library/ntelos/NTELOSCompCommitteeCharter(8_27_09).pdf. This charter is reviewed annually by the Committee and was last amended in August 2009. The members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). In addition, no Committee member is a current or former employee.

Named Executive Officers

In 2009, our NEOs were: James A. Hyde, President and Chief Executive Officer; Michael B. Moneymaker, Executive Vice President and Chief Financial Officer, Treasurer and Secretary; Frank L. Berry, Executive Vice President and President – Wireline; Mary McDermott, Senior Vice President – Legal and Regulatory Affairs; James S. Quarforth, former Chief Executive Officer and Chairman of the Board of Directors and Frank C. Guido, former Executive Vice President and President – Wireless. Mr. Quarforth resigned as Chief Executive Officer and Chairman of the Board of Directors on December 17, 2009 and retired from the Company on December 31, 2009. Mr. Guido resigned from the Company on March 15, 2010.

General Philosophy

The objective of our compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to our continued success. The program is designed to provide overall competitive pay levels through a mix of base salary, bonus and equity compensation and ownership, create proper incentives to align management’s incentives with the long-term interests of our stockholders and reward superior performance. Our Committee is responsible for the following:

•	developing and maintaining an executive compensation policy that creates a direct relationship between pay levels, corporate performance and returns to stockholders;

•	determining the compensation and benefits of all of our NEOs;

•	reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•	administering our stock plans and other incentive compensation plans; and

•	such other matters that are specifically delegated to the Committee by our Board of Directors from time to time.

Targeted Overall Compensation

Each of our NEOs has an employment agreement with us that we describe below. Pursuant to these employment agreements, each of our NEOs receives a base salary, which is reviewed annually by the Committee. The NEOs are also eligible to participate in the annual short-term incentive plan (referred to as our Team Incentive Plan or “TIP”, discussed below) with an annual target up to a specified percentage of base salary. Each of the NEOs has annual corporate and personal goals and objectives and his or her performance is evaluated annually against those goals and objectives to assist in determining his or her total paid compensation. Under our compensation structure, the mix of base salary and target short-term incentive compensation varies depending on the employee’s level within our organization. The Committee also retains the discretion to grant cash bonuses outside of our TIP. We have an Equity Incentive Plan (defined below) which is used in connection with our annual short-term incentive plan as well as to provide long-term incentives through the issuance of stock options, restricted stock or other long-term incentives to the NEOs as a component of total compensation.

To assist us in determining the base salaries, target short-term incentive percentages and long-term incentive compensation of our NEOs for 2009, the Committee engaged the Consultant to perform a study of the compensation of our NEOs benchmarked against comparable senior executives in comparable telecommunications companies (the “Peer Group”) and market median information from the Consultant’s compensation database. The last such study performed by the Consultant was in 2006. The most recent study analyzed the base salary, short-term incentives as a percentage of salary and long-term incentive payouts in order to assist the Committee in determining the appropriate pay-for-performance relationship for each NEO. The Peer Group was selected based on a comparability study prepared by the Consultant, input from management and approval from the Committee. In years during which a compensation study is not performed, the Committee works in conjunction with management both to update the Peer Group taking into account consolidation and growth within our industry and to obtain updated information about the Peer Group members’ executive compensation arrangements.

Based on input from management, the Committee approved the 2008 Peer Group recommended by the Consultant, which was updated from the 2006 compensation study due to consolidation and other changes in the industry in order to best reflect companies that are similar to us in terms of revenue, assets and number of employees. Additionally, the Committee approved the expansion of the Peer Group from 12 companies to 15 companies at the recommendation of the Consultant. The following nine companies from the Consultant’s study remained in our Peer Group from the 2006 compensation study: Alaska Communications Systems Group, Inc.; Centennial Communications Corp.; Cincinnati Bell Inc.; Consolidated Communications Holdings Inc.; General Communication, Inc.; iPCS Inc.; Leap Wireless International, Inc.; SureWest Communications and USA Mobility Inc. At the recommendation of the Consultant, the Committee eliminated the following four companies due to acquisitions:

Commonwealth Telephone Enterprises; Rural Cellular Corporation; Suncom Wireless Holdings, Inc. and Dobson Communications Corporation. In light of the removal of these four companies, the Consultant reviewed various industry-comparable companies, considering multiple financial metrics as compared to NTELOS, and recommended the addition of five companies. Based on this recommendation and input from management, the Committee added the following five companies to our Peer Group in the 2008 compensation study: Fairpoint Communications; Iowa Telecom; Knology; RCN Corp and TW Telecom. PAETEC was also included in the 2008 Peer Group which merged with former peer group member US LEC Corporation.

In addition to base salary and TIP, the NEOs participate in our Amended and Restated Equity Incentive Plan (our “Equity Incentive Plan”) and they are entitled to participate in all of our and our subsidiaries’ employee benefit plans. Messrs. Quarforth and Moneymaker and Ms. McDermott also participate in our Executive Supplemental Retirement Plan (a non-qualified pension plan). We also provide other benefits and perquisites, including a monthly automobile allowance offered as a competitive perquisite, country club dues for use by the Chief Executive Officer and Chief Financial Officer to foster business relationships and a term life insurance policy for each NEO in accordance with his or her employment agreement.

Committee Process

The Committee designs, evaluates and approves our executive compensation plans, policies and programs. The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of the Chief Executive Officer and annually evaluates the performance of the Chief Executive Officer in light of those goals and objectives. The Committee establishes compensation levels and compensation awards for the NEOs. To assist in determining the level of compensation and awards for the Chief Executive Officer, the members of the Committee review corporate performance over the past 12 months and the Chief Executive Officer’s compensation relative to the compensation study provided by the Consultant and Peer Group data available in public proxy statements, ensuring that the recommended compensation levels meet corporate objectives. For the remaining NEOs, the Chief Executive Officer reviews individual and corporate performance, data from the compensation study provided by the Consultant and Peer Group data available in public proxy statements, and makes recommendations to the Committee, which are generally approved. The Chief Executive Officer attends Committee meetings; however, the Committee also meets in executive session without the Chief Executive Officer (or other members of management) present when discussing the Chief Executive Officer’s compensation.

The Committee also administers our equity-based compensation plans and deferred compensation plans. The Committee also periodically reviews our management “talent” levels and management succession planning.

The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities. The Chairperson of the Committee works in conjunction with our senior management in establishing the agenda for Committee meetings. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, a portion of annual compensation payable to any of our Chief Executive Officer and three other highest paid executive officers (other than the Chief Executive Officer or Chief Financial Officer) generally would not be deductible by us for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation (including performance-based compensation awards under our Equity Incentive Plan), however, would be excluded for purposes of determining if the executive’s compensation exceeded the $1,000,000 cap. The Committee addresses this issue when considering compensation arrangements for our executive officers. However, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed necessary to attract and retain qualified executive officers. In this regard, certain of the compensation paid to Mr. Hyde for 2009 will be non-deductible.

Base Salaries

Each NEO’s employment agreement sets forth a base salary which is subject to annual adjustments as determined by the Committee. The Committee’s practice is to adjust compensation for each NEO and all other employees in April each year which allows for consideration of audited financial results and approved short-term and long-term incentive grants. Annual salary adjustments take into consideration each NEO’s performance for the year and are designed to result in an adjusted salary that is within an acceptable range of the median salary for each NEO’s comparable position within the Peer Group.

As the basis for determining the April 2009 raises granted to the NEOs, the Committee determined that the compensation study provided by the Consultant in 2008 coupled with the compensation disclosures in the proxy statements of our Peer Group provided sufficient benchmarking for 2009 compensation updates. During this review, the Committee considered the base salary of each NEO relative to the general market median, including the telecom median for certain of our NEOs, as reflected in the compensation study provided by the Consultant and the median base salary of the comparable position of the Peer Group, which was adjusted for inflation. The Committee also considered the Consultant’s recommendation of salary range placements based upon attributes such as individual performance and experience. The Consultant recommended, and the Committee approved, a competitive base salary range placement of 80% to 120% of the market median. For 2009, each NEO’s salary range placement was 100% with the exception of Messrs. Guido and Berry, whose salary range placements were 80%, reflecting their recent promotions to Executive Vice President, President–Wireless and Executive Vice President, President – Wireline, respectively.

The Chief Executive Officer’s base salary prior to the April 2009 increase was 91% of the average of the general market and telecom median and the Peer Group median (101% after the increase). For all other NEOs, the average base salary prior to the April 2009 increase was 94% of the average of the general market median (including the telecom median for Messrs. Moneymaker and Guido) and the Peer Group median (98% after the increase). The Committee determined that for each of the NEOs, the adjusted base salary for 2009 was within an acceptable range of the general market median (including the telecom median, if applicable) and the average base salary for the comparable position of the Peer Group. Additionally, the Committee considered the anticipated level of difficulty of replacing each of our officers with someone of comparable experience and skill and a review of each NEO’s personal performance and corporate accomplishments over the previous 12 months, which included the following:

•	growth in operating revenues and Adjusted EBITDA of 7% and 10% over 2007, respectively;

•	completion ahead of schedule of the network upgrade to EV-DO Rev A.;

•	strong growth in data average monthly revenue per subscriber fueled by the EV-DO upgrade;

•	24% increase in the dividend rate in November 2008 for payment in 2009;

•	growth in our business demonstrated through the wireless subscriber base growth and growth in strategic wireline services; and

•	exceeding business plan objectives for 2008.

The 2009 raises represented increases of $52,500 to $570,000, or 10.1%, for Mr. Quarforth; $16,082 to $308,485, or 5.5%, for Mr. Moneymaker; $5,100 to $260,100, or 2.0% for Mr. Guido; and $6,062 to $208,138, or 3.0%, for Ms. McDermott. Mr. Berry received an increase of $8,395, or 5.0%, in April 2009 while serving as Vice President – Operations and Wireline Engineering, which adjusted salary represented 95% of the general market median, and an additional increase of $45,201, or 25.6%, upon his promotion to Executive Vice President, President–Wireline on July 1, 2009, which adjusted salary represented 80% of the average of the general market and telecom median and the Peer Group median.

Mr. Hyde commenced employment with us on March 30, 2009 with a base salary of $505,000. This salary was determined taking into account (i) advice from the Consultant as to what an appropriate salary for an incoming President and Chief Operating Officer, based upon his prior experience and compensation level would be, (ii) his being hired as the intended successor to the current Chief Executive Officer, and (iii) the base salary level paid to the current Chief Executive Officer. Upon his promotion to Chief Executive Officer on December 17, 2009, Mr. Hyde received a base salary increase of $70,000 to $575,000, or 13.9% (see “Appointment of James A. Hyde to Chief Executive Officer and Director of the Company” below for details).

Annual Short-Term Incentive Compensation

Our practice is to award annual cash bonus awards under our TIP. Participation in the TIP is available to all of our salaried-exempt employees, including our NEOs, with a hire date prior to October 1 of the applicable year, except those employees who are covered by a formal sales incentive plan. For our NEOs, the TIP award is equal to the product of (i) the individual’s eligible base salary earnings for the year, (ii) the individual’s targeted short-term incentive percentage, and (iii) our weighted performance achievement percentage. The TIP award gives an eligible participant the potential to receive a lump sum payment on or before March 15 of the succeeding year based on achievement of specified company-wide performance goals established by the Board of Directors and based on achievement of individual performance objectives, which are established at the beginning of the year under circumstances set forth in the annual short-term incentive plan. An eligible employee must achieve at least a minimum overall individual performance rating in order to be eligible for an award under our TIP. Additionally, a TIP award may be decreased, or, other than for NEOs, an additional TIP award may be authorized, by the Committee in its discretion as necessary to support our business needs.

The purpose of the TIP is to focus corporate and individual efforts on the accomplishment of specific financial objectives and to motivate individual participants to achieve or contribute to these objectives. It also serves to assign an at-risk element to each of our NEO’s total compensation based directly on the achievement of desired results. The Committee determined the 2009 targeted bonus percentages for each of our NEOs after reviewing the general market median, including the telecom median for certain NEOs, as reflected in the compensation study provided by the Consultant and the median target short-term incentive of the comparable position of the Peer Group as a percent of the average of the general market median (including the telecom median, if applicable) and Peer Group median salary (“Average Median Short-Term Incentive Percentage”). The Average Median Short-Term Incentive Percentage was 100% for Mr. Quarforth. In order to remain competitive, the Committee elected to increase Mr. Quarforth’s targeted short-term incentive percentage from 90% in 2008 to 100% in 2009. The Average Median Short-Term Incentive Percentages for the remaining NEOs ranged from 39% to 57%. Based on this review, the Committee determined that the current targeted short-term incentive percentages for the remaining NEOs were competitive; therefore, their 2009 targeted bonus percentages remained unchanged at 60% for Messrs. Moneymaker and Guido and 50% for Ms. McDermott. Upon commencement of his employment with us on March 30, 2009, the Committee set Mr. Hyde’s target short-term incentive percentage at 90% of his base salary based on the same factors it considered when establishing his initial base salary. Effective December 17, 2009, the Committee increased Mr. Hyde’s target short-term incentive percentage to 100% in connection with his appointment to Chief Executive Officer, which level reflects the market median. The Committee increased Mr. Berry’s target short-term incentive percentage from 45% to 60%, the level of his predecessor, on July 1, 2009, the date of his promotion to Executive Vice President – Wireline.

With respect to the company-wide performance measure mentioned above, our performance was measured and weighted based on the following two factors in 2009, as determined by management and approved by the Board of Directors: (i) net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, equity-based compensation charges and voluntary early retirement plan charges and 2009 severance charges related to a workforce reduction, which we refer to as Adjusted EBITDA, 60% and (ii) revenue, which measures total consolidated operating revenues from wireless, wireline and other communication services, net of inter-company eliminations, 40%. We selected these factors after considering the focus on these factors by the investment community in evaluating our company and the appropriateness and significance of growth in each of these factors in 2009. The Board of Directors also determined that successful progress related to the key projects and initiatives outlined in our 2009 business plan, including but not limited to major capital projects, would be a condition for the 2009 TIP payout due to their strategic importance to the continued growth of our business.

In 2009, the weighting for Adjusted EBITDA increased from 55% to 60%, offset by a decrease in the weighting for revenue from 45% to 40%. Adjusted EBITDA is a key metric used by investors to determine if we are generating sufficient cash flows to continue to generate shareholder value, provide liquidity for future growth and continue to fund dividends and dividend increases, and the increased weight of this metric reflects our increased focus on improving this key metric. Although free cash flow was not a performance measure in 2009, the progress of major capital projects was considered and was to be a condition for a 2009 TIP payout, as described above. We believe Adjusted EBITDA is a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is a non-GAAP measure commonly used in the communications industry, and by financial analysts and others who follow the industry, to measure operating performance. Additionally, Adjusted EBITDA is a primary financial covenant measure in our senior credit facility. Adjusted EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (both of which are determined in accordance with generally accepted accounting principles) or as a measure of liquidity. We annually reassess the use and weighting of these and other factors.

The Committee established the target for 100% payout under the 2009 TIP at a level consistent with the 2009 operating plan. We set the minimum TIP award at 50% of the targeted achievement level to reflect the minimum performance that would result in a TIP payout. We set the maximum TIP award at 200% of the targeted achievement level, which was believed to be realizable only upon exceptional outperformance of our business objectives.

In April 2009, we lowered our 2009 financial guidance to reflect a correction by us of billing information that we used related to our Strategic Network Alliance agreement with Sprint Nextel (“Sprint”), recent trends in our business, and management’s expectations for the remainder of 2009 in light of economic conditions. As a result, the Committee adjusted the target levels for the 2009 TIP (the “Revised 2009 TIP”). The target for 100% payout under the Revised 2009 TIP was set at a level above the revised 2009 operating plan, which the Committee determined to be challenging yet achievable with continued strong execution of our business objectives, and the aggregate amount of potential bonus payments under the Revised 2009 TIP remained the same.

For the Revised 2009 TIP, the Committee determined that our NEOs and certain other members of management would receive any TIP award payout in shares of Common Stock up to a 100% payout in order to align the interests of these key employees with the interests of our stockholders. For these employees, achievement above 100% would be distributed as a lump-sum cash payment.

The Sprint billing correction also resulted in an overstatement of 2008 consolidated revenues by approximately $3.9 million, or 0.7% of previously reported consolidated revenue. Due to this overstatement, in April 2009 the Compensation Committee also approved the repayment by each of our officers, including the NEOs, of up to approximately 12% of the bonus payment previously paid to such officer under our 2008 TIP. The officers volunteered these repayments to the Compensation Committee in light of the estimated changes to our financial results which would have reduced the 2008 bonus payments.

The following table details the minimum, target and maximum levels that had to be achieved in order for a 50%, 100% or 200% payout, respectively, for 2009. Actual achievement for 2009 did not meet the minimum payout requirements and therefore the Committee did not approve a TIP payout for fiscal year 2009.

($’s in thousands)	50% Minimum Payout			100% Target Payout			200% Maximum Payout
Performance Factor	2009 Minimum Achievement Level ($)	Increase over prior year ($)	Increase over prior year (%)	2009 Target Achievement Level ($)	Increase over prior year ($)	Increase over prior year (%)	2009 Maximum Achievement Level ($)	Increase over prior year ($)	Increase over prior year (%)

Adjusted EBITDA	232,100	8,906	4.0%	238,500	15,306	6.9%	256,900	33,706	15.1%

Revenue	558,985	23,080	4.3%	571,235	35,330	6.6%	604,235	68,330	12.8%

In light of there not being a payout under the 2009 TIP, the Committee approved a discretionary short-term incentive bonus in the form of a restricted stock grant in March 2010 for the following NEOs in recognition of certain individual achievements. The Committee also recognized that 2009 and 2010 are transition years for us in light of significant management changes and that a bonus paid in the form of restricted stock with vesting requirements in lieu of cash would be a valuable incentive and retention measure. To determine the number of shares in this discretionary supplemental short-term incentive grant, the Committee divided the discretionary bonus amounts of $85,000 for Mr. Moneymaker, $61,515 for Mr. Berry and $30,993 for Ms. McDermott by the average stock price for the month of February 2010. These restricted shares were granted on March 1, 2010 and will vest on March 1, 2011.

•	Mr. Moneymaker received 5,095 shares of restricted stock in recognition of the following individual achievements:

•

provided leadership to the corporate business units, including accounting, information technology, investor relations, human resources, tax, internal audit and regulatory, in the execution of their business plans;

•

coordinated the origination of a new $670 million first lien term loan in August 2009, with a final maturity in August 2015, which was used to refinance our existing term loan agreement that was scheduled to maturity commencing in December 2010;

•	provided oversight of the investor relations program, including the expansion of analysts coverage and communication with investors and analysts;

•	ensured disclosure controls and procedures were established and maintained to ensure compliance with the Sarbanes-Oxley Act;

•

provided leadership in the evaluation of growth opportunities, capital deployment and strategic initiatives, including the December 31, 2009 acquisition of 2,200 mile fiber-optic network and associated customer contracts from Allegheny Energy, Inc.;

•	assisted the CEO with the development and implementation of an ongoing succession planning process, including the replacement of three NEOs during 2009; and

•	provided oversight of the stock repurchase program launched in 2009.

•	Mr. Berry received 3,687 shares of restricted stock in recognition of the following individual achievements:

•

provided oversight over the deployment of capital for wireline growth initiatives, including expansion of the wireline fiber network and fiber to the home deployment to support our IPTV-based video services in our local telephone markets;

•	contributed to exceeding key wireline operating initiatives, including growing strategic product revenues within the competitive wireline segment and achieving record Adjusted EBITDA performance;

•	completed acquisition of 2,200 mile fiber-optic network and associated customer contracts from Allegheny Energy, Inc. which positions us for future business expansion;

•	assumed business unit leadership role and continued implementation of streamlined organization structure to improve efficiencies and lower costs; and

•	achieved high quality results for customer service and regulatory compliance.

•	Ms. McDermott received 1,858 shares of restricted stock in recognition of the following individual achievements:

•

provided legal advice and support to all levels within all NTELOS organizations, including advice on various legal disputes; negotiation and review of key intercarrier, vendor, and tower siting contracts, and spectrum licenses and video franchises;

•

handled all regulatory compliance and reporting requirements, including CPNI regulations and notifications, FTC Red Flag rules compliance, Universal Service Fund reporting, tariff filings, video compliance, and CALEA filings;

•	provided regulatory and legal oversight of complex access charge issues, tariffs, and billings, including dispute resolution and tariff interpretation;

•

coordinated regulatory filings and approval process in connection with the acquisition of 2,200 mile fiber-optic network and associated customer contracts from Allegheny Energy, Inc. which positions us for future business expansion; and

•

prepared/coordinated filings and participated in hearings related to various industry issues before legislative and regulatory bodies including the Virginia State Corporation Commission, the West Virginia Public Service Commission, and the Federal Communications Commission. These matters included FCC proceedings related to Verizon’s acquisition of ALLTEL and the West Virginia Public Service Commission’s proceeding on the acquisition by Frontier of Verizon’s wireline properties in that state.

Long-Term Incentive Compensation

Our Equity Incentive Plan defines the incentive arrangements for eligible participants and:

•

authorizes the granting of stock options, stock appreciation rights, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the Equity Incentive Plan.

The Equity Incentive Plan permits the Committee to award stock options, grants of restricted stock, stock appreciation rights and performance unit awards that are tied to corporate performance because the Committee believes such awards provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management. The principal form of equity awards has historically been stock options as the Committee believes that they are an effective form of long-term incentive compensation given that the value is realized only upon an increase in the stock price of the Company above the strike price of the stock option grant. However, the 2008 compensation study provided by the Consultant indicated that stock awards have increased substantially in prevalence compared to the Consultant’s previous study. Specifically, stock options have modestly decreased and time-vested restricted stock is currently the most prevalent long-term incentive (“LTI”) vehicle, with almost half of the Peer Group companies using more than one LTI vehicle. As a result, the Committee elected to grant a combination of stock options and restricted stock to our NEOs in 2009 as long-term incentive compensation, described below.

With the exception of certain significant promotions and new hires, we intend to make these types of awards at a meeting of the Committee held in the first fiscal quarter of each year. The Committee selected this timing because it enables us to consider our and the potential recipients’ prior year performance and our expectations for the future. The awards also are made early in the year in order to maximize the time-period for the incentives associated with the awards. The Committee’s schedule also is designed so that future regular equity awards could be granted following the release of prior year financial results.

To assist the Committee in determining 2009 LTI equity awards for our NEOs, the Committee engaged the Consultant to reset the LTI targets established in the previous compensation study performed in 2006. The Consultant recommended new LTI target levels based on an analysis of the Consultant’s general market data and job evaluation point levels. As part of the analysis, the Consultant annualized three years of LTI data for all Peer Group executives where that data was available. In cases where only one or two years of LTI data were available, that information was included in the analysis and was annualized accordingly. The Consultant also assessed our financial performance relative to the Peer Group for the following key metrics for one-, two- and/or three-year periods: Total Share Return, Compound Annual Growth Rate (“CAGR”) of Sales, EBITDA CAGR and Return on Investment. The Company’s performance in each of these categories was at or above the 75th percentile (“P75”).

The Committee created a benchmark by averaging the LTI targets determined by the Consultant as noted above with the 75 th percentile of the LTI target of the comparable position of the Peer Group (“2009 Target”). The Committee also considered other qualitative factors related to length of service and performance in determining the LTI value for each NEO. The Committee used the average closing stock price of our common stock for the month of February 2009 to determine the level of equity awards granted. Accordingly, the Committee approved the following LTI equity awards for our NEOs on March 2, 2009: 23,100 stock options and 18,132 shares of restricted stock (collectively, 161% of April 2009 salary, or 99% of 2009 Target) for Mr. Moneymaker; 21,400 stock options and 12,429 shares of restricted stock (collectively, 142% of April 2009 salary, or 52% of 2009 Target) for Mr. Guido; and 8,144 stock options and 7,191 shares of restricted stock (collectively, 92% of April 2009 salary, or 64% of 2009 Target) for Ms. McDermott. Neither Mr. Hyde nor Mr. Berry was a NEO of the Company on the date of grant; however, Mr. Berry received a grant of 6,500 stock options and 2,000 shares of restricted stock (collectively, 43% of April 2009 salary, or 92% of P75 from the Consultant’s 2008 compensation study) on March 2, 2009 in connection with his role as a Vice President – Operations and Wireline Engineering of the Company. The stock options granted on March 2, 2009 vest one fourth annually beginning on the first anniversary of the grant date and the shares of restricted stock granted on March 2, 2009 cliff vest on the third anniversary of the grant date.

Given the possibility that Mr. Quarforth might retire within one year of the grant date, the Committee determined that a grant of performance and time vested restricted stock was a more appropriate award to create value for him given that vested but unexercised stock options must be forfeited 30 days after retirement. As such, the Committee granted 20,184 shares of restricted stock (72% of April 2009 salary, or 26% of 2009 Target) to Mr. Quarforth on March 2, 2009, with monthly vesting over one year subject to the Company’s performance percentage under the 2009 TIP, with a minimum required achievement level of 50% and a maximum achievement level of 100%. The value of this restricted stock grant was targeted at the average of the Consultant’s 2008 compensation study at P75 and the Peer Group target at P75; however, because the vesting period was one year instead of three years, the target for Mr. Quarforth represented one third of the calculated target. Because the Company did not meet the minimum performance achievement percentage for the 2009 TIP, these stock awards were forfeited by Mr. Quarforth in the first quarter of 2010.

Mr. Hyde was hired on March 30, 2009. In connection with the commencement of his employment, he was granted 321,809 stock options, which vest one fourth annually beginning on the first anniversary of the grant date, and 36,693 shares of restricted stock, which shares vest one third annually beginning on the first anniversary of the grant date. Additionally, on March 30, 2009 he received a “make-whole” grant of 24,462 shares of restricted stock, which shares vest one half annually beginning on the first anniversary of the grant date, in consideration of cash and equity compensation which Mr. Hyde forfeited by departing T-Mobile before certain 2009 vesting dates. Mr. Hyde was promoted to Chief Executive Officer on December 17, 2009.

In connection with his promotion to Chief Executive Officer on December 17, 2009, Mr. Hyde was granted 229,991 stock options, which vest one fourth annually commencing on December 17, 2010, and 47,349 shares of restricted stock, which shares cliff vest on the third anniversary of the grant date. Additionally, in recognition of Mr. Hyde’s promotion, he received a one-time payment of $505,000, payable 75% in cash on March 30, 2010, and 25% in shares of restricted stock (7,970 shares) which shares were issued on December 17, 2009 and which shares shall cliff vest on the third anniversary of the grant date. See “Appointment of James A. Hyde to Chief Executive Officer and Director of the Company” below.

Mr. Berry was promoted to Executive Vice President, President–Wireline on July 1, 2009. In connection with his promotion, management recommended and the Committee approved equity grants equivalent to the median long-term incentive compensation percentage for Mr. Berry’s new position in the most recent compensation study prepared by the Consultant, or 152% of base salary. Given the proximity of Mr. Berry’s promotion to the annual grant in March 2009, the Committee elected to combine the value of Mr. Berry’s March 2009 stock option and restricted stock awards with the July 2009 awards to result in a total value of 152% of his new base salary of $221,500. As a result, on July 1, 2009 the Committee granted Mr. Berry 14,453 stock options, which vest one fourth annually beginning on the first anniversary of the grant date, and 10,905 shares of restricted stock, which shares cliff vest on the third anniversary of the grant date. After the July 2009 grant, the total number of stock options granted to Mr. Berry in 2009 equaled the number of stock options granted to his predecessor on an annual basis, which level was established in a previous study performed by the Consultant. The Committee elected to give the remainder of the targeted long-term incentive economic value to Mr. Berry in the form of restricted stock.

Pursuant to applicable SEC rules, the amounts reflected as stock and option awards in the Summary Compensation Table include the aggregate grant date fair value of the respective awards granted during the year.

Appointment of James A. Hyde to Chief Executive Officer and Director of the Company

On December 17, 2009, Mr. Quarforth resigned from his role as Chief Executive Officer and Chairman of the Board of Directors as part of our previously announced succession planning process. We appointed James A. Hyde as Chief Executive Officer to succeed Mr. Quarforth effective December 17, 2009. The Board also elected Mr. Hyde to serve as a Director of the Company. In connection with Mr. Hyde’s appointment as Chief Executive Officer, we have entered into an Amended and Restated Employment Agreement with Mr. Hyde. The Amended and Restated Employment Agreement expires on December 31, 2012 and will be automatically extended from year to year thereafter unless notice of termination is previously provided.

As part of the succession planning process, the Committee obtained a report on Chief Executive Officer compensation from the Consultant. The Consultant also reviewed our prior CEO compensation programs and analyzed CEO compensation information from a peer group that had been approved by the Committee in its August 2009 meeting. This peer group is the same as the peer group used by the Committee in its review of 2009 executive officer compensation, other than the removal of Centennial Communications, which was acquired during 2009.

The Consultant summarized the results of the total direct compensation analysis for the peer group and compared it to our historical CEO compensation. The Consultant reported that the median total CEO direct compensation of the peer group was approximately $2,650,000. The Consultant noted that there was a narrow band of total direct compensation between the 25% and 75% of median levels.

The Committee also took into account a wealth accumulation analysis performed by the Consultant. The wealth accumulation analysis benchmarked the current value of long-term equity incentive awards made in the previous years and was taken into account by the Committee in evaluating the size of the long-term equity incentive grant to be made to Mr. Hyde. The Consultant’s wealth accumulation analysis indicated a median current value of approximately $1,500,000 for the peer group compared to a current value of approximately $1,000,000 for Mr. Hyde’s initial equity grants (and approximately $620,000 for his “make whole” grants).

Taking into account the peer group information and Mr. Hyde’s prior equity grants, the Committee discussed alternatives for total direct compensation and the allocation of that compensation among base salary, TIP participation and equity grants. The Committee discussed alternatives for the level at which to target the total compensation for Mr. Hyde compared to the peer group. The Consultant recommended that at least 50% of the total compensation consist of long-term equity incentive compensation and the Committee discussed alternatives for the allocation of Mr. Hyde’s equity grant between stock options and restricted stock.

After these deliberations, the Committee approved the following compensation adjustments and long-term incentive equity grants for Mr. Hyde as the Company’s new Chief Executive Officer in order that Mr. Hyde’s total direct compensation approximate the market median. Mr. Hyde’s annual base salary effective December 17, 2009 through March 31, 2011 was increased to $575,000 (8.5% over the market median of $530,000). In this regard, the Committee took into account Mr. Hyde’s extensive experience with T-Mobile prior to joining NTELOS, including his managing T-Mobile’s entire United Kingdom operations. Mr. Hyde’s target short-term incentive bonus opportunity was increased from 90% to 100% of his base salary, which percentage is equivalent to the market median. The Committee also approved a long-term incentive grant in the form of equity awards with a value of $1,500,000, which is equivalent to the market median. The Committee determined that the value should be allocated equally between stock options and restricted stock, or $750,000 each. To determine the number of stock options granted to Mr. Hyde, the Committee divided the target value of $750,000 by the average fair value of our Common Stock for the month of November 2009 calculated using the Black-Scholes option-pricing model, or approximately $3.26 per share. This resulted in a grant of 229,991 stock options to Mr. Hyde, which options vest 25% a year commencing December 17, 2010. Similarly, to determine the number of shares of restricted stock granted to Mr. Hyde, the Committee divided the target value of $750,000 by the average closing price of our Common Stock for the month of November 2009, or $15.84 per share. This resulted in a grant of 47,349 shares of restricted stock to Mr. Hyde, which shares vest on December 17, 2012. These valuation methodologies were consistent with those used in prior equity award grants to our executive officers.

In recognition of Mr. Hyde’s promotion, the Committee also approved a one-time payment of $505,000, payable 75% (or $378,750) in cash on March 30, 2010, and 25% (or $126,250) in shares of restricted stock which were issued as of December 17, 2009 and shall vest on December 17, 2012. To determine the number of restricted shares issued in connection with this promotion grant, the Committee divided the target value of $126,250 by the average closing price of our Common Stock for the month of November 2009, or $15.84 per share. This resulted in the issuance of 7,970 shares of restricted stock to Mr. Hyde. In approving this one-time payment, the Committee also took into account that while, based on our expected 2009 financial results, we were unlikely to make a significant, or possibly any, payment under the 2009 TIP, Mr. Hyde nevertheless made significant contributions during 2009 which the Committee desired to recognize in connection with his promotion.

Stock Ownership Guidelines

Our Board of Directors has implemented stock ownership guidelines for our executive officers because our Board of Directors believes that our executive officers should own and hold shares of our Common Stock to align the interests of our executive officers with the interests of our stockholders. The stock ownership guidelines generally require that each executive own a minimum number of shares of our Common Stock having a value equal to a multiple of the executive’s base salary (as calculated below). The guidelines for our NEOs are as follows: five times annual base salary for our Chief Executive Officer, three times annual base salary for our Executive Vice Presidents and two times annual base salary for our Senior Vice President. As a new executive officer who did not previously own Common Stock, Mr. Hyde’s stock ownership requirement, as approved by the Compensation Committee, is that he own a minimum dollar value of Common Stock equal to five times his annual base salary on March 30, 2009, his date of hire, by March 30, 2014 (“initial target ownership value”), and an additional target ownership value of $350,000 by March 30, 2015.

Compliance with the guidelines is calculated using the latter of the executive’s base salary on August 22, 2006, the date the guidelines were initially adopted, or the executive’s base salary on the date of hire or promotion. The value of the Common Stock is calculated as the average of the closing Common Stock price on NASDAQ for the trading days in the 90 calendar day period ending on the latter of August 22, 2006 or the date of hire or promotion. Each executive officer must maintain the minimum level of ownership provided in these stock ownership guidelines. This level does not fluctuate as a result of future changes in the executive’s base salary or in the Common Stock price.

The Nominating and Governance Committee reviews these stock ownership guidelines periodically and, if changes are deemed appropriate, submits such recommended changes to the Board of Directors for consideration and approval.

As of December 31, 2009, each of our current NEO’s actual and required beneficial ownership is as follows:

Name	Vested shares of Common Stock held (#)	Minimum shares of Common Stock required to be held (#)	Value of vested shares of Common Stock held ($)	Minimum value of Common Stock required to be held ($)	Hold level deadline
Frank L. Berry	17,310	33,628	N/A	N/A	3/31/2013
James A. Hyde (initial target ownership value)	N/A	N/A	—	2,525,000	3/30/2014
James A. Hyde (additional target ownership value)	N/A	N/A	—	350,000	3/30/2015
Michael B. Moneymaker	166,760	52,936	N/A	N/A	5/2/2008
Mary McDermott	69,230	27,354	N/A	N/A	5/2/2008

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table included herein, each NEO also beneficially owns stock options, which become exercisable over time, and unvested shares of restricted stock, which will vest over time beginning in 2010.

Employment Agreements

We have employment agreements with each of our executive officers. In connection with entering into these employment agreements, we considered market norms. These employment agreements provide that the base salary, TIP participation and certain other benefits will continue throughout the term of the employment agreements, and the agreements also contain non-compete provisions, change of control protection and severance arrangements.

The agreements renew automatically for successive one-year periods after the scheduled termination, unless either party gives written notice to the other at least six months prior to the end of the term. The current employment agreement expiration date is the following for each of our NEOs: May 2, 2011 for Messrs. Berry and Moneymaker and Ms. McDermott; and December 31, 2012 for Mr. Hyde.

In connection with Mr. Quarforth’s resignation as Chief Executive Officer at the end of 2009, we entered into a Retirement Agreement with Mr. Quarforth. Although Mr. Quarforth’s employment agreement would not have expired until March 31, 2010, the Board of Directors and Mr. Quarforth believed it was appropriate for us and Mr. Quarforth to take this step prior to the end of 2009 so that Mr. Hyde could serve as Chief Executive Officer throughout our entire 2010 fiscal year. Mr. Quarforth’s Retirement Agreement is discussed in detail under “Change of Control and Severance Arrangements” beginning on page 51 below.

Mr. Guido resigned from the Company on March 15, 2010. His employment agreement provides for severance benefits, which are described in detail under “Change of Control and Severance Arrangements” beginning on page 51 below.

Qualified Retirement Plan

We offer a qualified pension plan (the Revised Retirement Plan for Employees of NTELOS Inc. or the “Pension Plan”) for all employees hired before October 1, 2003 to provide an annual retirement benefit. As of December 31, 2009, we had 1,366 active full-time employees, of which 653 were covered by the Pension Plan. We believe that the Pension Plan is a valuable benefit in the retention of our experienced workforce. Messrs. Berry and Moneymaker and Ms. McDermott are participants in the Pension Plan and the continuation of this plan is a condition of each of these NEO’s employment agreements.

Non-qualified Supplemental Retirement Plan

In addition to the Pension Plan, we provide the Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under NTELOS Inc.’s tax-qualified plans to those key employees selected to participate. As of December 31, 2009, Mr. Moneymaker and Ms. McDermott were the only active employee participants in the SERP. The SERP participation benefit is provided in these NEO’s employment agreements. The SERP is a non-qualified, unfunded retirement plan that is provided primarily for the purpose of providing our NEOs with retirement benefits for the portion of their salary in excess of $245,000 which is not covered by the Pension Plan, and for the portion of their salary which is not covered by any other tax-qualified company-funded retirement benefit.

Change of Control Payments

The employment agreements with our NEOs provide our NEOs with change of control protection as described under “Change of Control and Severance Arrangements” beginning on page 51 of this proxy statement. We believe that by providing our NEOs with this change of control protection, we allow our senior management to focus on maximizing stockholder value and mitigate the necessity for management’s attention to be diverted toward finding new employment in the event a change of control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired shortly after accepting an employment offer.

Severance Arrangements with our NEOs

Each NEO’s employment agreement provides for severance arrangements upon the occurrence of certain events, as described under “Change of Control and Severance Arrangements” beginning on page 51 of this proxy statement. We believe that companies should provide reasonable severance benefits to employees. With respect to our NEOs, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should disentangle us from the former executive as soon as practicable.

Compensation Recoupment Policy

In order to further align management’s interests with the interests of stockholders and support good governance practices, the Board of Directors implemented a Compensation Recoupment Policy in December 2009. The Compensation Recoupment Policy provides that the Board of Directors has the authority to obtain reimbursement of any portion of any performance based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction.

Perquisites and Other Benefits

We annually review any perquisites that our Chief Executive Officer and the other NEOs may receive. The Committee obtained and reviewed a list of perquisites and their prevalence in the market from the Consultant and determined that no changes to the perquisites and benefits provided by us to the NEOs would be necessary for 2009. We provide each of our NEOs with a vehicle allowance, which we believe is consistent with the practice of our competitors. We also want to encourage our Chief Executive Officer and Chief Financial Officer to belong to a local country club so that they have an appropriate venue for business meetings, an appropriate entertainment forum for customers and appropriate interaction with their communities. To that extent, we paid the annual country club dues for these NEOs. In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and the other NEOs with the same benefit package available to all of our salaried employees. The package includes:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance; and

•	Participation in NTELOS Inc.’s Savings and Security Plan (401(k) plan), including company match.

We also provide the retirement and change of control benefits described above.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Submitted by: Compensation Committee

Timothy G. Biltz (Chairperson)
Daniel J. Heneghan
Michael Huber
Julia B. North

The Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks

The Compensation Committee currently consists of Messrs. Biltz, Heneghan and Huber and Ms. North. No member of the Compensation Committee was an employee of NTELOS during the last fiscal year or an officer of NTELOS in any prior period. There are no Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Compensation Committee.

Our Audit Committee Charter provides that management shall report to the Audit Committee any proposed “related party” transaction that might be considered material to us or the related party, or required to be disclosed by applicable disclosure rules. The Audit Committee shall be responsible for the review and oversight contemplated by NASDAQ with respect to any such reported transactions. We have not entered into any related party transactions subsequent to our initial public offering in February 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
James A. Hyde, President and Chief Executive Officer	2009	385,284	1,378,750	2,040,188	2,203,335	—	—	38,614	6,046,171

Michael B. Moneymaker, Executive Vice President and Chief Financial Officer, Treasurer and Secretary	2009	304,465	—	326,739	101,409	—	175,467	198,703	1,106,783
	2008	286,552	—	106,600	124,412	212,335	413,330	162,117	1,305,346
	2007	263,031	30,238	—	171,432	302,381	218,192	83,214	1,068,488

Frank L. Berry, Executive Vice President and President – Wireline	2009	196,801	—	238,110	97,476	—	29,549	27,663	589,599

Mary McDermott, Senior Vice President – Legal and Regulatory Affairs	2009	206,623	—	129,582	35,752	—	73,550	86,361	531,868
	2008	200,557	—	38,376	43,862	123,844	155,499	77,010	639,148
	2007	194,500	—	—	60,439	186,331	48,835	34,411	524,516

Former Executive Officers:

James S. Quarforth, former Chief Executive Officer and Chairman of the Board of Directors	2009	556,875	—	363,716	66,373	—	1,106,062	508,919	2,601,945
	2008	500,625	55,644	—	355,819	556,445	1,921,096	267,923	3,657,552
	2007	445,813	64,063	—	490,296	640,633	1,003,508	134,750	2,779,063

Frank C. Guido, former Executive Vice President and President – Wireless	2009	258,825	—	223,971	93,946	—	—	43,460	620,202

(1)	Each of the NEOs has an employment agreement with us that sets forth his or her respective minimum base salary. The base salary for each of the NEOs was increased at the February 2009 Compensation Committee meeting.

During 2009, each of the NEOs, other than Mr. Hyde, participated in the NTELOS Inc. Savings and Security Plan (the “401(k) Plan”). NTELOS Inc.’s 401(k) Plan allows eligible employees to tax-defer up to 20% of their salary through contributions to their 401(k) Plan up to the IRS maximum of $16,500 for 2009. In addition, employees age 50 or older as of the last day of the calendar year are eligible to contribute up to 100% of their salary for the catch up contribution, up to the IRS maximum of $5,500 for 2009. The tax-deferred 401(k) contributions for our NEOs were the following for 2009: $15,191 for Mr. Berry; $22,000 each for Ms. McDermott and Messrs. Moneymaker and Quarforth; and $18,969 for Mr. Guido.

(2)	The 2009 bonus amount for Mr. Hyde includes a $1,000,000 cash payment on March 30, 2009 in connection with his commencement of employment with NTELOS in consideration of cash and equity compensation which Mr. Hyde forfeited by departing T-Mobile before certain 2009 vesting dates. The 2009 bonus amount for Mr. Hyde also includes a $378,750 cash bonus payable on March 30, 2010 in recognition of Mr. Hyde’s December 17, 2009 promotion to Chief Executive Officer of NTELOS (see “Appointment of James A. Hyde to Chief Executive Officer and Director of the Company” in the Compensation Discussion and Analysis).
(3)	The values for each year represent the aggregate grant date fair value of stock awards granted during each respective year computed in accordance with FASB ASC 718, Share-Based Payment. For a discussion of the assumptions used in determining the compensation cost associated with these stock awards, see note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Because we did not meet the threshold performance achievement percentage for our TIP in 2009, no payouts were made under our 2009 TIP. However, the following represents the maximum amount of the award that could have been achieved in 2009 for each NEO: $210,346 for Mr. Berry; $697,861 for Mr. Hyde; $206,623 for Ms. McDermott; $365,357 for Mr. Moneymaker; $1,113,750 for Mr. Quarforth; and $310,590 for Mr. Guido. The value computed under FASB ASC 718 for these awards was zero for 2009.

(4)	The values for each year presented were computed in accordance with FASB ASC 718 and represent the aggregate grant date fair value related to stock options that were granted to the NEOs during each respective year. For a discussion of the assumptions used in determining the compensation cost associated with option awards, see note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

The value reported for Mr. Quarforth in 2009 represents the incremental fair value of stock options granted in 2007 and 2008 which were modified on December 17, 2009 in connection with Mr. Quarforth’s retirement. The modification resulted in accelerated vesting of the portion of the awards which would have vested in March 2010 and a six month extension of Mr. Quarforth’s post-employment exercise period.

(5)	On April 19, 2009, the Committee approved the repayment by each of our officers, including the executive officers, of up to approximately 12% of the bonus payment previously paid to such officer under the Company’s 2008 TIP. The officers volunteered these repayments to the Committee in light of the estimated changes to our 2008 financial results which would have reduced the 2008 bonus payments (see note 3 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009). The repayment amounts totaled the following for each NEO: $10,766 for Mr. Berry; $14,741 for Ms. McDermott; $25,274 for Mr. Moneymaker; $72,856 for Mr. Quarforth; and $15,802 for Mr. Guido. This reduction is not reflected in the amounts set forth above.

(6)	The 2009 values consist entirely of the change in the value of accumulated pension benefits for the qualified and non-qualified pension plans. For Mr. Quarforth, the 2009 values are based on his retirement date of December 31, 2009. For all other participating NEOs, the values are based on the earliest date at which there is no early retirement reduction. The separate values for each NEO and each plan are as follows:

•	for Mr. Berry, the table includes $29,549 representing the change in value under the qualified pension plan;

•	for Ms. McDermott, the table includes $32,727 representing the change in value under the qualified pension plan and $40,823 representing the change in value under the non-qualified pension plan;

•

for Mr. Moneymaker, the table includes $46,379 representing the change in value under the qualified pension plan and $129,088 representing the change in value under the non-qualified pension plan; and,

•	for Mr. Quarforth, the table includes $128,812 representing the change in value under the qualified pension plan and $977,250 representing the change in value under the non-qualified pension plan.

(7)	Included in “All Other Compensation” for 2009 are the following elements that exceed $10,000 and perquisites required to be reported:

•

During 2009, we paid dividends in the amount of $1.04 per share on all shares of Common Stock. The portion of these dividends related to Common Stock that was purchased in 2005 under the Equity Incentive Plan by each NEO (formerly Class A Common Stock) amounted to: $18,002 for Mr. Berry; $76,138 for Ms. McDermott; $173,430 for Mr. Moneymaker; $288,130 for Mr. Quarforth; and $20,034 for Mr. Guido; and

•	Perquisites totaling more than $10,000 in the aggregate for Messrs. Hyde, Moneymaker, Quarforth and Guido, inclusive of the following:

•

automobile allowance offered as a competitive perquisite, which includes a monthly vehicle allowance, gas reimbursement up to 15,000 miles and personal property tax reimbursement ($6,386 for Mr. Hyde; $10,224 for Mr. Moneymaker; $10,310 for Mr. Quarforth; and $11,145 for Mr. Guido);

•	country club dues and fees to foster business relationships ($3,305 for Mr. Hyde; $2,445 for Mr. Moneymaker; and $9,347 for Mr. Quarforth);

•	relocation expenses in the amount of $26,014 for Mr. Hyde;

•	retirement benefits in the amount of $182,699 in the aggregate for Mr. Quarforth;

•	additional long-term disability premium payments of $2,682 for Mr. Quarforth; and,

•	premium payments on external life insurance policies in accordance with each NEO’s employment agreement.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Under- lying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum (S)	Threshold ($)	Target ($)	Maximum ($)
James A. Hyde	3/30/2009							36,693	(4)				643,595
	3/30/2009							24,462	(4)				429,063
	3/30/2009									321,809	(4)	17.54	1,287,236
	12/17/2009							47,349	(6)				828,134
	12/17/2009							7,970	(6)				139,396
	12/17/2009									229,991	(6)	17.49	916,099
	N/A				174,465	348,930	697,861

Michael B. Moneymaker	3/2/2009							18,132	(2)				326,739
	3/2/2009									23,100	(3)	18.02	101,409
	N/A				91,339	182,679	365,357

Frank L. Berry	3/2/2009							2,000	(2)				36,040
	3/2/2009									6,500	(3)	18.02	28,535
	7/1/2009							10,905	(5)				202,070
	7/1/2009									14,453	(5)	18.53	68,941
	N/A				52,586	105,173	210,346

Mary McDermott	3/2/2009							7,191	(2)				129,582
	3/2/2009									8,144	(3)	18.02	35,752
	N/A				51,656	103,311	206,623

Former Executive Officers:

James S. Quarforth	3/2/2009							20,184	(2)				363,716
	N/A				278,438	556,875	1,113,750

Frank C. Guido	3/2/2009							12,429	(2)				223,971
	3/2/2009									21,400	(3)	18.02	93,946
	N/A				77,648	155,295	310,590

(1)	Because we did not meet the threshold performance achievement percentage in 2009, no payouts were made under our 2009 TIP.
(2)	On March 2, 2009, the Compensation Committee, after considering a competitive market review of long-term incentives for its executive officers, approved restricted stock grants under the Equity Incentive Plan. The closing stock price on the date of the grant, which also represents the fair value of these awards, was $18.02 per share.

(3)	On March 2, 2009, the Compensation Committee, after considering a competitive market review of long-term incentives for its executive officers, approved stock option grants under the Equity Incentive Plan. The Black-Scholes grant date fair value of these option awards was $4.39 per share.

(4)	In connection with the commencement of his employment on March 30, 2009, Mr. Hyde was granted 321,809 stock options and 36,693 shares of restricted stock. Additionally, he received a “make-whole” grant of 24,462 shares of restricted stock in consideration of cash and equity compensation which Mr. Hyde forfeited by departing T-Mobile before certain 2009 vesting dates. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $17.54 per share and the Black-Scholes grant date fair value of the option awards was $4.00 per share.

(5)	In connection with his promotion to Executive Vice President, President–Wireline on July 1, 2009, Mr. Berry was granted 14,453 stock options and 10,905 shares of restricted stock. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.53 per share and the Black-Scholes grant date fair value of the option awards was $4.77 per share.

(6)	In connection with his promotion to Chief Executive Officer on December 17, 2009, Mr. Hyde was granted 229,991 stock options and 47,349 shares of restricted stock. Additionally, in recognition of Mr. Hyde’s promotion, he received a one-time payment of $505,000, payable 75% in cash on March 30, 2010, and 25% in shares of restricted stock (7,970 shares) which shares were issued on December 17, 2009. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $17.49 per share and the Black-Scholes grant date fair value of the option awards was $3.98 per share.

As described in the “Annual Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis, our company performance was measured and weighted based on the following two factors for 2009, as determined by management and approved by the Committee: (i) Adjusted EBITDA, 60% and (ii) revenue, 40%.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Options (#) Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(15) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Hyde	—	321,809	(6)	—	17.54	3/30/2019	—		—	—	—
	—	229,991	(7)	—	17.49	12/17/2019	—		—	—	—
	—	—		—	—	—	36,693	(8)	653,502	—	—
	—	—		—	—	—	24,462	(9)	435,668	—	—
	—	—		—	—	—	55,319	(10)	985,231	—	—

Michael B. Moneymaker	11,550	11,550	(1)	—	18.14	3/5/2017	—		—	—	—
	5,775	17,325	(2)	—	21.32	3/3/2018	—		—	—	—
	—	23,100	(4)	—	18.02	3/2/2019	—		—	—	—
	—	—		—	—	—	5,000	(3)	89,050	—	—
	—	—		—	—	—	18,132	(5)	322,931	—	—

Frank L. Berry	3,250	3,250	(1)	—	18.14	3/5/2017	—		—	—	—
	1,625	4,875	(2)	—	21.32	3/3/2018	—		—	—	—
	—	6,500	(4)	—	18.02	3/2/2019	—		—	—	—
	—	14,453	(11)	—	18.53	7/1/2019	—		—	—	—
	—	—		—	—	—	3,000	(3)	53,430	—	—
	—	—		—	—	—	2,000	(5)	35,620	—	—
	—	—		—	—	—	10,905	(12)	194,218	—	—

Mary McDermott	4,072	4,072	(1)	—	18.14	3/5/2017	—		—	—	—
	2,036	6,108	(2)	—	21.32	3/3/2018	—		—	—	—
	—	8,144	(4)	—	18.02	3/2/2019	—		—	—	—
	—	—		—	—	—	1,800	(3)	32,058	—	—
	—	—		—	—	—	7,191	(5)	128,072	—	—

Former Executive Officers:

James S. Quarforth	33,033	16,517	(14)	—	18.14	7/31/2010	—		—	—	—
	16,517	16,517	(14)	—	21.32	7/31/2010	—		—	—	—
	—	—		—	—	—	20,184	(13)	359,477

Frank C. Guido	13,185	—		—	3.56	9/15/2015	—		—	—	—
	6,750	6,750	(1)	—	18.14	3/5/2017	—		—	—	—
	3,375	10,125	(2)	—	21.32	3/3/2018	—		—	—	—
	—	21,400	(4)	—	18.02	3/2/2019	—		—	—	—
	—	—		—	—	—	3,500	(3)	62,335	—	—
	—	—		—	—	—	12,429	(5)	221,360	—	—

(1)	The stock options granted on March 5, 2007 vest as follows: 50% vested on March 5, 2009 and 25% vest on each of March 5, 2010 and 2011.
(2)	The stock options granted on March 3, 2008 vest as follows: 25% vested on March 3, 2009 and 25% vest on each of March 3, 2010, 2011 and 2012.
(3)	The restricted stock awards granted on March 3, 2008 vest on March 3, 2011.
(4)	The stock options granted on March 2, 2009 vest as follows: 25% vest on each of March 2, 2010, 2011, 2012 and 2013.
(5)	The restricted stock awards granted on March 2, 2009 vest on March 2, 2012.
(6)	The stock options granted on March 30, 2009 vest as follows: 25% vest on each of March 30, 2010, 2011, 2012 and 2013.
(7)	The stock options granted on December 17, 2009 vest as follows: 25% vest on each of December 17, 2010, 2011, 2012 and 2013.
(8)	The restricted stock awards granted on March 30, 2009 vest 1/3 on each of March 30, 2011, 2012 and 2013.
(9)	The restricted stock awards granted on March 30, 2009 vest 50% on each of March 30, 2010 and 2011.
(10)	The restricted stock awards granted on December 17, 2009 vest on December 17, 2012.
(11)	The stock options granted on July 1, 2009 vest as follows: 25% vest on each of July 1, 2010, 2011, 2012 and 2013.
(12)	The restricted stock awards granted on July 1, 2009 vest on July 1, 2012.
(13)	The restricted stock awards granted on March 2, 2009 had monthly vesting over one year subject to the Company’s performance percentage under the 2009 TIP, with a minimum required achievement level of 50% and a maximum achievement level of 100%. The Company did not meet the threshold performance achievement percentage in 2009; therefore, these stock awards were forfeited by Mr. Quarforth in the first quarter of 2010.
(14)	The unexercisable stock options outstanding as of December 31, 2009 for Mr. Quarforth vested in March 2010.
(15)	The market value of the Common Stock as of December 31, 2009 was $17.81 per share.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting(1) ($)
James A. Hyde	—	—	—	—
Michael B. Moneymaker	—	—	—	—
Frank L. Berry	—	—	—	—
Mary McDermott	—	—	—	—

Former Executive Officers:
James S. Quarforth	—	—	—	—
Frank C. Guido	—	—	5,371	91,307

(1)	The closing market value of the Common Stock on September 15, 2009 was $17.00 per share.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefits(4) ($)	Payments During the Last Fiscal Year ($)
James A. Hyde	Revised Retirement Plan for Employees of NTELOS Inc.(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A

Michael B. Moneymaker	Revised Retirement Plan for Employees of NTELOS Inc.(1)	15	362,047	—
	Supplemental Executive Retirement Plan(2)	15	821,102	—

Frank L. Berry	Revised Retirement Plan for Employees of NTELOS Inc.(1)	12	216,434	—
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A

Mary McDermott	Revised Retirement Plan for Employees of NTELOS Inc.(1)	9	198,721	—
	Supplemental Executive Retirement Plan(2)	9	171,788	—

Former Executive Officers:
James S. Quarforth	Revised Retirement Plan for Employees of NTELOS Inc.(1)	30	1,270,160	—
	Supplemental Executive Retirement Plan(2)	30	5,538,004	—

Frank C. Guido	Revised Retirement Plan for Employees of NTELOS Inc.(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A

(1)	We offer a qualified pension plan (the Revised Retirement Plan for Employees of NTELOS Inc. or the “Pension Plan”) for all employees hired before October 1, 2003, to provide an annual retirement benefit. Each of our NEOs is a participant in the Pension Plan, with the exception of Messrs. Guido and Hyde, and the continuation of this plan is a condition of each participating NEO’s employment agreement. Messrs. Guido and Hyde are not eligible to participate in the Pension Plan as they were hired after October 1, 2003. The Pension Plan is funded entirely by company contributions and there is a five year cliff vesting period. The accrued benefit is based on the monthly highest average compensation over a consecutive five-year period of employment with us and the NEO’s years of benefit service under the Pension Plan. A year of benefit service is a year in which a participant completes at least 1,000 hours of service. Compensation as defined in this plan includes total compensation from us for the year, increased by any pre-tax contributions made under our 401(k) plan and /or (Section 125) cafeteria plan. No more than the IRS maximum allowable compensation, or $245,000 for 2009, is taken into account for Pension Plan purposes.

A NEO may elect early retirement any time after age 55 and the completion of five years of service. As of December 31, 2009, Mr. Quarforth was the only NEO eligible for such early retirement. If a NEO retires on or after an early retirement date, but prior to the normal retirement date (age 65 and the completion of five years of service), such NEO will be entitled to receive a monthly benefit commencing on the normal retirement date. If the NEO elects to have the monthly benefit commence prior to his or her normal retirement date, the monthly benefit will be reduced to reflect the earlier distribution of the benefit. The following schedule outlines the percent of benefit a NEO would receive if the NEO elects to have the monthly benefit commence prior to the normal retirement date:

	Percentage That Applies to Base Formula
	Participants Whose Age and Years of Service Equal at Least 85
Age at Retirement	Percentage That Applies to Covered Compensation	Percentage That Applies to Compensation in Excess of Covered Compensation	Participants with at least 25 years of service	All Other Participants
64	100.00%	100.00%	100.00%	93.33%
63	100.00%	100.00%	100.00%	86.67%
62	100.00%	100.00%	100.00%	80.00%
61	100.00%	95.00%	73.33%	73.33%
60	100.00%	90.00%	66.67%	66.67%
59	100.00%	85.00%	63.33%	63.33%
58	100.00%	80.00%	60.00%	60.00%
57	100.00%	75.00%	56.67%	56.67%
56	100.00%	68.80%	53.33%	53.33%
55	100.00%	63.20%	50.00%	50.00%

As noted in the above table, if a NEO has completed at least 25 years of benefit service and is at least 62 years of age, there will be no reduction for early retirement. Also noted in the above table, if the sum of the NEO’s age and years of benefit service equal 85 or more (“Rule of 85”), there will be no reduction in the benefit up to the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security retirement age (“Covered Compensation”). The present value of accumulated benefits in the Pension Benefits Table above have been computed assuming the NEOs will retire and the benefits will commence when they meet the Rule of 85 at the following dates: January 1, 2019 for Mr. Moneymaker; and January 1, 2024 for Mr. Berry. For Ms. McDermott, the Pension Benefits Table above reflects the present value of accumulated benefits at age 65, as she will reach age 65 before she meets the Rule of 85. She can retire on February 1, 2020 with no reduction in her pension benefit. For Mr. Quarforth, the Pension Benefits Table above reflects the present value of accumulated benefits as of December 31, 2009 based on his actual retirement date of December 31, 2009.

(2)	In addition to the Pension Plan, we provide the Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under NTELOS Inc.’s tax-qualified plans to those key employees selected to participate. Mr. Moneymaker and Ms. McDermott are current participants in the SERP. The SERP benefit is provided in the participating NEO’s employment agreements. The SERP Plan is a non-qualified, unfunded retirement plan and there is a seven year cliff vesting period. The SERP benefit is calculated by multiplying the NEO’s monthly highest average compensation over a consecutive five-year period of employment with us by the applicable percentage based on the NEO’s years of service (the “SERP Benefit Percentage(s)”), less the monthly retirement annuity payable under the Pension Plan, the monthly benefit payable to the NEO at age 62 under the Federal Social Security Act, the monthly benefit that would be payable to the NEO based on the employer-provided benefit under the 401(k) Plan and the monthly benefit calculated in connection with the lump sum distributions paid as of December 31, 2004 upon liquidation of the SERP Plan that was adopted March 22, 1982 (the “Old SERP Plan”) and May 2, 2005 in connection with our acquisition of NTELOS Inc.

At December 31, 2009, the vested SERP Benefit Percentages were the following for our participating NEOs: 72.5% for Mr. Quarforth, 50.0% for Mr. Moneymaker and 38.0% for Ms. McDermott. If a NEO voluntarily terminates employment with us, without good reason (as defined in the employment agreements), prior to reaching the normal retirement date or the Rule of 85, the payout is reduced by 50% to reflect early commencement based on the reasonable actuarial factors and assumptions employed under the Pension Plan. If a

NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control occurs, each NEO will receive credit for an additional two years of service, which would result in the following SERP Benefit Percentages as of December 31, 2009: 53.0% for Mr. Moneymaker and 42.0% for Ms. McDermott. Additionally, if a NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control and a concurrent termination occurs prior to what would have been the NEO’s normal retirement date, the 50% early commencement reduction shall not be reduced below the minimum benefit percentage calculated consistent with the methodology employed in the Pension Plan (as set forth in the SERP plan document). For each of our NEOs, the minimum SERP Benefit Percentage would be the following if the NEO were terminated without cause, if he or she terminated employment for good reason or if a change of control and concurrent termination occurred on December 31, 2009: 81.0% for Mr. Moneymaker and 73.0% for Ms. McDermott. Due to his actual retirement date of December 31, 2009, only the current SERP Benefit Percentage has been provided for Mr. Quarforth.

(3)	For the Pension Plan, years of credited service as of the December 31, 2009 measurement date for each of the NEOs exceed actual years of service by one year due to the timing of the Pension Plan year (June 30 year end), and the hire dates of these employees. As described above, a year of benefit service is achieved when a participant completes 1,000 hours of service in a plan year. This difference amounted to an increase in the accumulated benefit of $18,036 for Mr. Berry; $22,080 for Ms. McDermott; $24,136 for Mr. Moneymaker; and $42,339 for Mr. Quarforth.

Years of credited service for the SERP are calculated identically to years of credited service for the Pension Plan. As noted above, due to the June 30 Pension Plan year end, the years of credited service for the SERP for each of the NEOs exceeds actual years of service by one year. This difference amounted to an increase in the accumulated benefit of $19,088 for Ms. McDermott; $54,740 for Mr. Moneymaker; and $184,600 for Mr. Quarforth.

(4)	The present value of accrued Pension and SERP benefits are as of December 31, 2009. For a discussion of the assumptions used in quantifying the present value of the current accrued benefit, see note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Change of Control and Severance Arrangements

Change of Control Arrangements

The employment agreements with our NEOs provide our NEOs with change of control protection. A “change of control” is defined in each of the NEO’s employment agreements to mean any of the following events, except that a change of control does not include any of the events described below that occurs directly or indirectly as a result of or in connection with the Quadrangle Entities and/or their affiliates, related funds and co-investors becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our securities representing more than 51% of the combined voting power of the then outstanding securities, or our stockholders approve a merger, consolidation or reorganization between us and any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization of the Quadrangle Entities and/or their respective affiliates, related funds and co-investors acquire more than 51% of the combined voting power of our then outstanding securities:

•

any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

•

consummation of a merger, consolidation or reorganization between us and any other company, or a sale of all or substantially all our assets (a “Transaction”), other than (i) a Transaction that would result in our voting securities outstanding immediately prior thereto continuing to represent either directly or indirectly more than 51% of the combined voting power of our then outstanding securities or such surviving or purchasing entity;

•	our stockholders approve a plan of complete liquidation for us and such liquidation is consummated;

•

a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination or otherwise) (a “Sale”) of a “Material Line of Business” (as defined in each of the respective employment agreements) (other than any such sale to the Quadrangle Entities or their affiliates, related funds and co-investors ), except that with respect to this, there shall only be a change of control with respect to a NEO who is employed at such time in such Material Line of Business (whether full or part-time), and the NEO does not receive an offer for “comparable employment” with the purchaser and the NEO’s employment is terminated by us or any of our affiliates no later than six months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (i) the NEO’s base salary and target incentive payments are not reduced in the aggregate, (ii) the NEO’s job duties and responsibilities are not diminished (but a reduction in our size as the result of a Sale of a Material Line of Business, or the fact that the purchaser is smaller than us, shall not alone constitute a diminution in the NEO’s job duties and responsibilities), (iii) the NEO is not required to relocate to a facility more than 50 miles from the NEO’s principal place of employment at the time of the Sale and (iv) the NEO is provided benefits that are comparable in the aggregate to those provided to the NEO immediately prior to the Sale; or

•

during any period of 12 consecutive months commencing on February 13, 2006, the individuals who constituted our Board of Directors as of February 13, 2006, and any new director who either (i) was elected by the board or nominated for election by our stockholders and whose election or nomination was approved by a vote of more than 50% of the directors then still in office who either were directors as of February 13, 2006, or whose election or nomination for election was previously so approved or (ii) was appointed to the board pursuant to the designation of Quadrangle Entities, cease for any reason to constitute a majority of the board.

In the event of the occurrence of both (i) a change of control and (ii) a concurrent termination of a NEO in accordance with his or her employment agreement and assuming these events took place on December 31, 2009, each of our current NEOs will be entitled to the following estimated payments and accelerated vesting:

Named Executive Officer(1)	Cash and Other Benefits(2) ($)	Accelerated Vesting of Outstanding Unvested Shares(3) ($)	Accelerated Vesting of Unexercisable Stock Options(4) ($)	Total(5) ($)
James A. Hyde	2,388,801	2,074,402	160,486	4,623,689
Michael B. Moneymaker	2,994,124	411,981	-	3,406,105
Frank L. Berry	928,327	283,268	-	1,211,595
Mary McDermott	1,720,371	160,130	-	1,880,501

(1)	Mr. Quarforth has been excluded from this table due to his retirement on December 31, 2009 and Mr. Guido has been excluded from this table due to his resignation on March 15, 2010.
(2)	These payments include the present value of the following payments and benefits: (a) termination payment, (b) non-compete payment, (c) TIP payment for the severance period, (e) continued participation in our welfare benefit plans during the termination period, (f) participation in our post-retirement medical and life insurance benefits plan, regardless of whether the NEOs are otherwise eligible to participate in such plan, (g) accrued pension benefit, if applicable, such amount payable over time in the form of an annuity commencing at the later of age 55 or the date of termination, and (h) SERP lump sum payment, if applicable, inclusive of additional vesting of two years for purposes of this payment and which does not represent a permanent increase in vesting and the application of the minimum benefit percentage, which reduces the 50% early commencement reduction based on the number of years of service each participating NEO has achieved toward receiving a full benefit.
(3)	Represents the number of accelerated restricted shares multiplied by the market price per share on December 31, 2009 of $17.81. For details on each NEO’s unvested restricted stock outstanding as of December 31, 2009, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.
(4)	Includes the value of 100% of each NEO’s unexercisable stock options at the market price per share on December 31, 2009 of $17.81, less the required exercise payment price per share. No value was assigned to 137,652 stock options held by our NEOs which would vest in this scenario because the strike price of the accelerated stock options was greater than the market price per share on December 31, 2009. For details on each NEO’s unexercisable stock options outstanding as of December 31, 2009, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.
(5)	In addition, each NEO will be entitled to payment of the NEO’s earned and unpaid base salary to the date of termination, if any. The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with our policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with our employee benefit plans. Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

In the event of a change of control and a NEO is still employed by us at such time, the term of each employment agreement will be extended so that the term will not expire for at least 24 months from the date of the change of control. Upon the occurrence of a change of control and a NEO remains employed by us and assuming the change of control took place on December 31, 2009, each of our current NEOs will be entitled to the following estimated payments:

Named Executive Officer(1)	Cash and Other Benefits(2) ($)
James A. Hyde	—
Michael B. Moneymaker	1,016,634
Frank L. Berry	—
Mary McDermott	570,615

(1)	Mr. Quarforth has been excluded from this table due to his retirement on December 31, 2009 and Mr. Guido has been excluded from this table due to his resignation on March 15, 2010.
(2)	Includes the present value of a SERP lump sum payment, if applicable, inclusive of additional vesting of two years for purposes of this payment and which does not represent a permanent increase in vesting.

Severance Arrangements

Each NEO’s employment agreement provides for severance arrangements upon the occurrence of certain events. Each NEO’s employment agreement terminates automatically upon his or her death. In addition, we may terminate the NEO’s employment if he or she becomes disabled. We may also terminate the NEO’s employment for any other reason with or without cause (as defined in the employment agreement). The NEO may terminate his or her employment upon prior written notice of at least 60 days. If the NEO terminates his or her employment for good reason (as defined in the employment agreement), it will be deemed a termination of the NEO’s employment without cause by us.

If the NEO’s employment is terminated for any reason, the NEO is entitled to receive (i) earned and unpaid base salary to the date of termination; (ii) unreimbursed business and entertainment expenses; and (iii) the employee benefits to which he or she is entitled pursuant to the applicable employee benefit plans. If the NEO’s employment is terminated other than for cause or if he or she terminates his or her employment for good reason, the NEO also will be entitled to receive a pro rata portion of his or her bonus payments from the TIP for that year. If the NEO is terminated, other than for cause or upon death or disability, or if he or she terminates his or her employment for good reason, the NEO is entitled to receive (i) a percentage of his or her base salary (75% for Ms. McDermott, 50% for Messrs. Hyde and Moneymaker and 40% for Mr. Berry) for 24 months; (ii) a lump sum, determined on a net present value basis, equal to two times the full bonus potential under the TIP for the year of the termination; (iii) continued participation in the employee welfare benefit plans (other than disability and life insurance) for 24 months; and (iv) post-retirement medical benefits, regardless of whether such NEO is otherwise eligible for them, under our post-retirement medical benefit plan. To the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, we will delay termination payments for a period of six months after termination or, if earlier, until the NEO’s death, as necessary to avoid any excise tax. After such delay expires, all payments which would have otherwise been required to have been made during such delay period shall be paid to the NEO in one lump sum payment. Thereafter, the percentage of base salary payments will continue for the remainder of the termination period in such periodic installments as were being paid immediately prior to the termination date. If the NEO dies while still an employee, the NEO’s surviving spouse or, if none, the NEO’s estate is entitled to payment of any earned and unpaid bonus payments under the TIP for that year, and the death benefits under our employee benefit plans will be paid to the NEO’s beneficiaries.

In addition, if the NEO is terminated without cause or if he or she terminates his or her employment for good reason, the remaining unvested portion of the restricted shares of Common Stock owned by such NEO will vest proportionately based on the number of full years that have elapsed since the grant date of the restricted shares through the date of termination.

In the event we terminate the NEO’s employment involuntarily and without cause in contemplation of or within nine months after a change of control, then the NEO’s entire stock option and restricted stock awards will fully vest and become exercisable immediately prior to such NEO’s termination date. A NEO’s employment will be considered to have been terminated “in contemplation of” a change of control only if we make a public announcement or file a report or proxy statement with the SEC disclosing a transaction or series of transactions, which, if completed, would constitute a change of control and a NEO’s employment is terminated by us without cause during the period beginning with such disclosure and ending the earlier of (x) the date that the Board, acting in good faith, adopts a resolution stating that the transaction or series of transactions will not be completed or (y) the date that such transaction or series of transactions is completed.

If any benefits payable or to be provided under the employment agreements and any other payments from us or any affiliate would subject the NEO to any excise taxes and penalties imposed on “parachute payments” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or any similar tax imposed by state or local law, then such payments or benefits will be reduced (but not below $0) if, and only to the extent that, such reduction will allow the NEO to receive a greater net after tax amount than the NEO would receive without such reduction.

As part of each NEO’s employment agreement and as consideration for the termination payments described above, during the NEO’s employment and for a period of 24 months thereafter, which we refer to as the non-competition period, the NEO will (i) not compete, directly or indirectly, with us or any subsidiary or (ii) solicit certain current and former employees. As consideration for the NEO’s non-competition and non-solicitation agreement, the NEO will receive an amount equal to a percentage of his or her base salary during the non-competition period, but only if we have terminated the NEO without cause or if the NEO has terminated his or her employment for good reason. The applicable percentages are 60% for Mr. Berry, 50% for Messrs. Hyde and Moneymaker and 25% for Ms. McDermott. If the NEO breaches any of the non-competition or non-solicitation restrictions, the NEO will not receive any further payments and the NEO will repay any payments previously received. The agreements also prohibit the NEOs from using any of our confidential or proprietary information at any time for any reason not connected to their employment with us.

The following table shows the estimated payments and benefits for each NEO other than Mr. Guido under the various employment termination scenarios discussed above assuming the triggering event took place on December 31, 2009 and the price per share of our Common Stock was $17.81 per share, the closing market price as of that date.

Triggering Event	James A. Hyde ($)	Michael B. Moneymaker ($)	Frank L. Berry ($)	Mary McDermott ($)	James S. Quarforth[a] ($)
Termination for cause[b,h]	—	288,797	161,005	211,589	—
Voluntary termination[c,h]	—	1,215,037	161,005	684,884	—
Retirement[d,h]	—	1,215,037	161,005	684,884	6,957,164
Death[e,h]	1,450,000	2,000,639	779,503	1,209,090	—
Disability[f,h]	2,079,055	2,153,475	1,599,969	1,252,429	—
Termination without cause or termination by the NEO for good reason[g,h]	2,388,801	3,016,386	941,684	1,728,385	—

[a]	Due to Mr. Quarforth’s retirement on December 31, 2009, only the retirement scenario has been presented.
[b]

Includes the present value of accrued Pension benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

[c]

Includes the present value of accrued Pension and SERP benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

[d]

For each NEO except Mr. Quarforth, the amounts are equal to the voluntary termination scenario because no NEO except for Mr. Quarforth is eligible for retirement (age 65 with the completion of five years of service) or early retirement (age 55 with the completion of five years of service) on December 31, 2009.

[e]

Includes the present value of the following payments and benefits: a) accrued Pension benefits payable to the surviving spouse, if applicable, which amounts represent a one-half survivor annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which reflects a 50% early benefit commencement reduction, b) accrued SERP benefits payable to the surviving spouse, if applicable, which shall be payable over time in the form of an annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which amounts represent a 50% early benefit commencement reduction, c) life insurance payment, which is a liability of the life insurance company, representing one time each NEO’s annual salary up to $300,000, for which we pay the premiums and which is a benefit provided to all full-time employees and e) executive supplemental life insurance payout in accordance with each of the NEO’s employment agreements, which is a liability of the life insurance company. The above amounts do not include supplemental life insurance payment, if applicable, for which each NEO paid the full premium and which is a benefit provided to all full-time employees. Supplemental life insurance is a liability of the life insurance company.

[f]

Includes the present value of the following payments and benefits: a) accrued Pension benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which amounts represent a 50% early benefit commencement reduction, b) accrued SERP benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination for those participating NEOs with seven or more years of service and which amounts represent a 50% early benefit commencement reduction and c) long-term disability coverage until age 65, which is a benefit provided for all full-time employees and which is a liability of our long-term disability provider. The net present value of the long-term disability coverage reported in the table would be reduced by the net present value of social security benefits beginning at age 55.

[g]

Includes the present value of the following payments and benefits: (a) termination payment, (b) non-compete payment, (c) TIP payment for the severance period, (e) continued participation in our welfare benefit plans during the termination period, (f) participation in our post-retirement medical and life insurance benefits plan, regardless of whether our NEOs are otherwise eligible to participate in such plan, (g) accrued Pension benefit, if applicable, payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and reflecting an early benefit commencement reduction, (h) accrued SERP benefit, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination, with additional vesting of two years for purposes of this calculated benefit and which does not represent a permanent increase in vesting and the application of the minimum benefit percentage as described above and (i) the market value of shares of restricted stock held by our NEOs which vesting would be accelerated 25% per year for each full year worked from the date of grant.

[h]

In addition to the payments included above, each NEO will be entitled to payment of his or her earned and unpaid base salary to the date of termination. The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with our policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with our employee benefit plans. Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

Mr. Guido resigned from the Company on March 15, 2010. His employment agreement provides for severance benefits consisting of an aggregate cash payment of $832,320 representing severance, non-compete and TIP payments. The agreement also provides for continued participation in our welfare benefit plans for 24 months and he will participate in our post-retirement medical benefits plan at his eligible age. In addition, the vesting for 4,857 shares of restricted stock held by Mr. Guido was accelerated in connection with his resignation.

AUDIT COMMITTEE

Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing:

•	our accounting and financial reporting processes;

•	the reliability of our financial statements;

•	the effective evaluation and management of our financial risk;

•	our compliance with laws and regulations; and,

•	the maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor.

The Audit Committee operates under a written charter. The Audit Committee charter provides that the Audit Committee shall preserve open avenues of communication among the external auditors, internal auditors, financial management, senior management, the Audit Committee and the Board of Directors. During the past year, the Audit Committee has reviewed its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors.

Composition and Qualifications of Audit Committee

The Audit Committee presently consists of three non-employee directors: Mr. Vaughn (Chairperson), Mr. Biltz and Mr. Heneghan. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Messrs. Heneghan and Vaughn are each an “audit committee financial expert,” as defined by regulations promulgated by the SEC. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of Nasdaq as set forth in the NASDAQ Listing Standards.

Election and Meetings

The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee shall serve at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. The Board of Directors shall designate the Chairperson of the Audit Committee.

The Audit Committee meets quarterly, or more frequently as circumstances require. The Audit Committee met seven times during 2009. The Audit Committee meets as often as it deems advisable with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our financial statements.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2009:

Documents/Reports Review

1. Reviewed and discussed our annual financial statements, management’s updates on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

2. Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

Independent Registered Public Accounting Firm

3. Recommended to the Board of Directors the selection of KPMG LLP as our independent registered public accounting firm for 2010. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380), regulations promulgated by the SEC and the Public Company Accounting Oversight Board. These discussions included the scope of the independent registered public accounting firm’s responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with KPMG LLP that firm’s independence with respect to NTELOS.

4. Approved all fees and other compensation paid to KPMG LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of KPMG LLP.

5. Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

Financial Reporting Process

6. In consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel, reviewed the integrity of our financial reporting process, both internal and external.

7. Considered any significant judgments made in management’s preparation of our financial statements and management’s view of each as to the appropriateness of such judgments.

8. Considered the independent registered public accounting firm’s judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

Legal Compliance/Risk Management; General

9. Reviewed legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

10. Reviewed and discussed with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

11. Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to the audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2009, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in preparation to respond to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations for the fiscal year ended December 31, 2009. In this regard, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

Based on the Audit Committee’s discussions with management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Submitted by: Audit Committee

Jerry E. Vaughn (Chairperson)
Timothy G. Biltz
Daniel Heneghan

The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2010. We have employed KPMG LLP as our independent registered public accounting firm beginning with the year ended December 31, 2003. It is expected that a representative of KPMG LLP will be present at the 2010 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

In connection with the audit of the 2009 financial statements, we entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and a mutual exclusion of damages other than the prevailing party’s actual damages.

The following is a description of the fees and expenses billed to us by KPMG LLP for the years ended 2009 and 2008.

	2009 ($)	2008 ($)
Audit fees	828,228	835,190
Audit-related fees	24,000	—
Tax fees	—	—
All other fees	—	—

Total	852,228	835,190

Audit Fees

Audit fees include fees and expenses paid by us to KPMG LLP in connection with the annual audit of our consolidated financial statements, KPMG LLP’s review of our interim financial statements, KPMG’s review of our Annual Report on Form 10-K and KPMG’s assessment of the effectiveness of the internal controls over our financial reporting. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to our regulatory filings.

Audit Related Fees

The audit related services performed by KPMG LLP during the year ended December 31, 2009 related to the Sprint wholesale billing matter (see note 3 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009). KPMG LLP did not perform any audit related services for us during the year ended December 31, 2008.

Tax Fees

KPMG LLP did not perform any tax services for us during the years ended December 31, 2009 and 2008.

All Other Fees

KPMG LLP did not perform any other services for us during the years ended December 31, 2009 and 2008.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by its independent registered public accounting firm, shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for all services to be performed by the independent registered public accounting firm are established periodically by the Audit Committee, detailed as to the particular service or category of services to be performed and implemented by our financial officers. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services require separate and specific pre-approval by the Audit Committee prior to the performance of services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services. The Audit Committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the SEC rules on auditor independence.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

PROPOSAL 3 – APPROVAL OF NTELOS HOLDINGS CORP. 2010 EQUITY AND

CASH INCENTIVE PLAN

Long-term equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our stockholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of our Compensation Committee, our Board of Directors adopted the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan (the “Plan”) on February 25, 2010 contingent upon its approval by our stockholders. If approved by our stockholders, the Plan will provide us with the ability to utilize equity incentive awards as a part of our overall compensation structure.

Key features of the Plan include:

•	All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.

•

The maximum number of shares of our Common Stock that may be issued under the Plan pursuant to awards is 4,000,000 shares; all of such shares may be issued in connection with options, stock appreciation rights, restricted stock awards, restricted stock units, incentive awards, other stock-based awards or dividend equivalents.

•

Awards under the Plan will be subject to a three-year minimum vesting period for time-based awards or a one-year minimum performance period for performance-based awards, subject to certain exceptions for newly-hired employees, inducement grants, corporate transactions and the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

•	The Plan does not include any reload or “evergreen” share replenishment features.

•	Without stockholder approval, we may not reprice awards or repurchase awards that are subject to forfeiture or have not yet vested.

•	Any material amendments to the Plan require stockholder approval.

•	The Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.

A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and stockholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Annex A.

Reasons for the Plan and Recommendation of the Board

As described in more detail in this proxy statement under “Executive Compensation – Compensation Disclosure and Analysis,” we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our stockholders.

If the Plan is not approved, in order for our compensation levels to remain competitive within our peer group, we may have to restructure our compensation program and would likely need to include more cash incentives or other non-equity based awards. Such alternative awards would not necessarily align the interests of our officers and employees with those of our stockholders. In addition, replacing equity incentive awards with cash compensation would increase our overall cash expenses at a time when we are looking to reduce these expenses.

While we believe that equity incentive awards should continue to be a significant part of our compensation program, in adopting the Plan our Board of Directors sought to strike an appropriate balance between having sufficient shares available under the Plan to achieve our goals related to the retention and motivation of employees, officers and directors and avoiding significant stockholder dilution.

For the foregoing reasons, the Board of Directors recommends that stockholders approve the Plan.

General Plan Information

The Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” (collectively “Options”)), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock Awards”), restricted stock units (“RSUs”), incentive awards (“Incentive Awards”), other stock-based awards (“Stock-Based Awards”) and dividend equivalents (“Dividend Equivalents”). All awards granted under the Plan will be governed by separate written agreements between NTELOS and the participants. The written agreements will specify the terms and conditions of the award. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the Plan and any awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of awards under the Plan.

No awards may be granted on or after ten years following the effective date of the Plan. No awards will be granted under the Plan unless and until the stockholders approve the Plan.

Administration

We will bear all expenses of administering the Plan. Our Compensation Committee will administer the Plan and has the authority to grant awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such awards. The Compensation Committee may, it its discretion, accelerate the time at which any award may be exercised, become transferable or nonforfeitable or become earned and settled only (i) in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the Plan).

Eligibility for Participation

Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the Plan), and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an award under the Plan. However, ISOs may only be granted to employees of NTELOS or one of our Affiliates.

Shares Subject to Plan

The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to awards is 4,000,000 shares, all of which may be issued pursuant to Options, SARs, Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards or Dividend Equivalents. Each share issued in connection with an award will reduce the number of shares available under the Plan by one, and each share covered under a SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the SAR. Shares relating to awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for awards not involving shares, will again be available for issuance under the Plan. Shares not issued as a result of a net settlement of an award, tendered or withheld to pay the price of an award or withholding taxes or purchased on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the Plan.

In any calendar year, no participant may be granted Awards that relate to more than 1,000,000 shares of Common Stock. For these purposes, an Option and its corresponding SAR will be counted as a single award. For any award stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months). The maximum number of shares of Common Stock that may be issued pursuant to awards, the per individual limits on awards and the terms of outstanding awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

Options

An Option entitles the participant to purchase from NTELOS a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of NTELOS or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a “net exercise” procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

SARs

A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value

(determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

Restricted Stock Awards

A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. If the Restricted Stock Award is subject to forfeiture, prior to forfeiture, the participant will have all rights of a stockholder with respect to the shares of Common Stock subject to a Restricted Stock Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Compensation Committee (or as described below), dividends payable with respect to a Restricted Stock Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for a Restricted Stock Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a “net exercise” procedure, or by any other specified medium of payment.

RSUs

An RSU entitles the participant to receive, upon vesting, shares of our Common Stock. We will deliver to the participant one share of Common Stock for each RSU that becomes earned and payable. No participant shall have any rights of a stockholder with respect to an RSU unless and until the underlying shares of Common Stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs may be paid currently or may accumulate (without interest) and be paid in cash or shares of Common Stock only to the extent the related RSUs become earned and payable.

Incentive Awards

An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. As set forth in the participant’s written agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each. No participant shall have any rights of a stockholder with respect to shares underlying an Incentive Award unless and until the underlying shares of Common Stock are issued.

Stock-Based Awards

Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and awards valued by reference to the fair market value of the Common Stock. The purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the award is granted. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted.

Our Compensation Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of NTELOS or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of NTELOS or any of our Affiliates.

Dividend Equivalents

A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. Except as described below, Dividend Equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares of Common Stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the award. However, no Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Effect of Termination of Employment on Awards

If a participant terminates employment due to death, disability or retirement, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as our Compensation Committee may determine at or after grant), until 12 months after termination of employment or, if earlier, the expiration of the stated term of the award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

If a participant’s employment is terminated by NTELOS or any Affiliate involuntarily and without cause in contemplation of or within nine months after a change in control, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as our Compensation Committee may determine at or after grant), until six months after termination or, if earlier, the expiration of the stated term of such award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

If a participant terminates employment for any reason other than those described above, provided the participant’s employment is not involuntarily terminated for cause, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant’s transferee if applicable), to the extent exercisable as of termination of employment (or on such accelerated basis as our Compensation Committee may determine at or after grant), until thirty days after termination of employment, provided that such period shall be three months after termination of employment if the participant’s employment is terminated by NTELOS or any Affiliate involuntarily and without cause, or, if earlier, until the expiration of the stated term of such award, unless the written agreement for such award provides otherwise. Any vested portion of such award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

The unvested portion of an award will terminate without any further compensation to the participant upon the termination of the participant’s employment, and all vested awards will terminate without any further compensation due to the participant if the participant’s employment is terminated by NTELOS or any Affiliate for cause (as defined in the Plan).

Performance Objectives and Time-Based Vesting

Our Compensation Committee has discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable, and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or nonrecurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an award can be conditioned on mere continued employment or service or on performance conditions other than those set forth above if the award is not intended to qualify as performance-based.

The performance conditions may, among others, include any or any combination of the following: total return to stockholders or on stockholders’ investment; cash flow; accounts receivable days sales outstanding; return on assets, capital, equity or sales; stock price; basic or diluted earnings per share; reduction of outstanding debt; gross, operating or net earnings; tangible net worth; market share; earnings before interest and taxes (including adjusted EBIT); earnings before interest, taxes, depreciation and/or amortization (including adjusted EBITDA); productivity ratios; expense targets; working capital targets; customer retention; customer care performance statistics (including service level, first call resolution and average handle time); competitive market metrics; employee retention; objective measures of personal targets, goals or completion of projects; fiber miles and homes passed by fiber; covered population within a basic trading area; cash cost per unit; cost per gross add and variable cost per gross add; network performance; peer group comparisons of any of the aforementioned performance conditions; or the consummation of a Change in Control (as defined in the Plan) or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business (as defined in the Plan) or similar event.

The above performance conditions are intended to permit our Compensation Committee to grant awards that constitute “qualified performance-based compensation” and are exempt from the $1 million limit on deductible compensation payable to our Chief Executive Officer or any of our three other highest paid officers, other than our Chief Executive Officer or our Chief Financial Officer.

The Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an award will become vested, exercisable or payable, except that the length of the performance period may not be less than one year, except in the case of newly-hired or newly-promoted employees or performance conditions relating to the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business (as defined in the Plan) or similar event or in the event of the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Awards that will vest based solely on continued employment or service must vest over a period of not less than three years or ratably (whether monthly, quarterly, annually or otherwise) over a period of not less than three years, subject to exceptions for inducement grants to new hires, a Change in Control or the participant’s death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Form and Timing of Payments

Payments to be made by us upon the exercise of an Option or SAR or settlement of any other award may be made in such form as our Compensation Committee may determine and set forth in the written agreement for the award, including cash, shares of Common Stock, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. However, no dividends or Dividend Equivalents may be paid in connection with a performance-based award unless and until the underlying performance conditions are achieved, and any such dividends or Dividend Equivalents will accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable award becomes transferable and nonforfeitable.

Stockholder Rights

No participant shall have any rights as a stockholder of NTELOS unless and until the award is settled by the issuance of Common Stock (other than such rights as a stockholder to which the participant may be entitled pursuant to the specific terms of the written agreement).

Maximum Award Period

No award other than Dividend Equivalents may be exercisable or become vested or payable more than ten years after the date of grant. An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of NTELOS or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

In the event of a “Change in Control” (as defined in the Plan) and, with respect to awards that are subject to Section 409A of the Code (“409A Award(s)”), only to the extent permitted by Section 409A of the Code, our Compensation Committee in its discretion may, on a participant-by-participant basis (a) accelerate the vesting of all unvested and unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights and terminate such awards, without any payment therefor, immediately prior to the date of any such transaction after giving the participant at least seven days written notice of such actions; (b) fully vest and/or accelerate settlement of any awards; (c) terminate any outstanding Options, SARs or Stock-Based Awards in the nature of purchase rights after giving the participant notice and a chance to exercise such awards; (e) cancel any portion of an outstanding award that remains unexercised or is subject to restriction or forfeiture in exchange for a cash payment to the participant of the value of the award; or (f) require that the award be assumed by the successor corporation or replaced with interests of an equal value in the successor corporation. Alternatively, our Compensation Committee may take such other action as it determines to be reasonable under the circumstances to permit the participant to realize the value of the award.

Except as otherwise provided in the written agreement covering the award, if a participant who is employed by (or a director of or other service provider to) us or any of our Affiliates at the time of the Change in Control then holds (i) one or more Options, SARs or Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Stock-Based Awards shall become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such awards), and any shares of Common Stock purchased by the participant under such awards following such Change in Control shall be fully vested upon exercise, or (ii) one or more awards other than Options, SARs or Stock-Based Awards in the nature of purchase rights, such awards shall become fully vested on the date of the Change in Control; provided, however, that, if the amount of the award where the vesting is to be determined is based on the level of performance achieved, the target level of performance will be deemed to have been achieved.

Compliance with Applicable Law

No award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding awards without the participant’s consent. An amendment will be contingent on approval of our stockholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of Common Stock issuable under the Plan, (c) modify the eligibility requirements of the Plan, (d) change the performance criteria set forth in the Plan for performance-based awards or (e) accelerate the time at which an award may be exercised, become transferable or non-forfeitable or become earned and payable except in connection with a Change in Control or, to the extent permitted by the Committee, in the event of the participant’s death, disability, retirement, or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Additionally, to the extent our Board of Directors deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), our Board of Directors will submit the material terms of the stated performance criteria to our stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.

Forfeiture Provisions; No Repricings

Awards do not confer upon any individual any right to continue in the employ of or service to NTELOS or any of our Affiliates. All rights to any award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Plan). Except to the extent approved by our stockholders, the Plan does not permit

(a) any decrease in the exercise price or base value of any outstanding awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) us to issue any replacement or substitute awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) us to repurchase any awards under the Plan prior to the time the award becomes exercisable, vested or payable or (f) any other action that is treated as a “repricing” under generally accepted accounting principles.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences associated with awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

ISOs

A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs

A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs

A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock Awards

A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

RSUs

The participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

Incentive Awards

A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Stock-Based Awards

A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents

A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions

The deduction by a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the Chief Executive Officer or one of the three highest compensated officers for the year (other than the Chief Executive Officer or Chief Financial Officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered “qualified performance-based compensation” only if (a) it is paid solely on the achievement of one or more performance conditions; (b) a committee consisting solely of two or more “outside directors,” such as our Compensation Committee, sets the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the stockholders and (d) before payment, our Compensation Committee certifies in writing that the performance conditions have been met. The Plan has been designed to enable our Compensation Committee to structure awards that meet the requirements for qualified performance-based compensation that would not be subject to the $1,000,000 per year deduction limit.

Other Tax Rules

The Plan is designed to enable our Compensation Committee to structure awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant awards that are subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Code Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

STOCKHOLDERS VOTE “FOR” APPROVAL OF THE NTELOS HOLDINGS CORP. 2010

EQUITY AND CASH INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2010 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2010 Annual Meeting of Stockholders, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of NTELOS will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Secretary or Assistant Secretary, by November 15, 2010.

Stockholders may bring business before the annual meeting only in accordance with the provisions of our bylaws, which require, among other things, that notice be given to us. The 2011 Annual Meeting of Stockholders is currently scheduled for May 4, 2011. Management may use its discretionary authority to vote against any such proposals.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this proxy statement has been delivered on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements. Requests should be directed to NTELOS Holdings Corp., 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Director—Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.ntelos.com. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained by referring to the filings referenced in the exhibit listing, any of which may be obtained at the SEC’s website, www.sec.gov, or by written request to the Director—Investor Relations.

BENEFICIAL OWNERS

Unless we have received contrary instructions, we may send a single copy of our Annual Report, proxy statement and notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact us at our executive offices at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Director—Investor Relations, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors,

James A. Hyde
Chief Executive Officer

Waynesboro, Virginia

March 15, 2010

ANNEX A

NTELOS HOLDINGS CORP.

2010 EQUITY AND CASH INCENTIVE PLAN

ARTICLE I DEFINITIONS		A-6
1.01	409A Award	A-6
1.02	Affiliate	A-6
1.03	Agreement	A-6
1.04	Award	A-6
1.05	Board	A-6
1.06	Cause	A-6
1.07	Change in Control	A-7
1.08	Code	A-8
1.09	Committee	A-8
1.10	Common Stock	A-8
1.11	Company	A-8
1.12	Control Change Date	A-9
1.13	Corresponding SAR	A-9
1.14	Disability	A-9
1.15	Dividend Equivalent	A-9
1.16	Exchange Act	A-9
1.17	Fair Market Value	A-9
1.18	Full Value Award	A-9
1.19	Incentive Award	A-9
1.20	Initial Value	A-10
1.21	Named Executive Officer	A-10
1.22	Non-409A Award	A-10
1.23	Option	A-10
1.24	Other Stock-Based Award	A-10
1.25	Participant	A-10
1.26	Plan	A-10
1.27	Person	A-10
1.28	Restricted Stock Award	A-10
1.29	Restricted Stock Unit	A-11
1.30	Retirement	A-11
1.31	SAR	A-11
1.32	Ten Percent Shareholder	A-11
1.33	Termination Date	A-11
ARTICLE II PURPOSES		A-11
ARTICLE III TYPES OF AWARDS		A-11
ARTICLE IV ADMINISTRATION		A-12
4.01	General Administration	A-12
4.02	Delegation of Authority	A-12
4.03	Indemnification of Committee	A-13
ARTICLE V ELIGIBILITY		A-13
ARTICLE VI COMMON STOCK SUBJECT TO PLAN		A-14
6.01	Common Stock Issued	A-14
6.02	Aggregate Limit	A-14
6.03	Individual Limit	A-14

6.04	Awards Settled in Cash; Reissue of Awards and Shares	A-15
ARTICLE VII OPTIONS		A-15
7.01	Grant	A-15
7.02	Option Price	A-15
7.03	Maximum Term of Option	A-15
7.04	Exercise	A-15
7.05	Payment	A-16
7.06	Stockholder Rights	A-16
7.07	Disposition of Shares	A-16
7.08	No Liability of Company	A-16
7.09	Effect of Termination Date on Options	A-16
ARTICLE VIII SARS		A-18
8.01	Grant	A-18
8.02	Maximum Term of SAR	A-18
8.03	Exercise	A-18
8.04	Settlement	A-18
8.05	Stockholder Rights	A-18
8.06	Effect of Termination Date on SARs	A-18
ARTICLE IX RESTRICTED STOCK AWARDS		A-20
9.01	Award	A-20
9.02	Payment	A-20
9.03	Vesting	A-20
9.04	Maximum Restriction Period	A-20
9.05	Stockholder Rights	A-21
ARTICLE X RESTRICTED STOCK UNITS		A-21
10.01	Grant	A-21
10.02	Earning the Award	A-21
10.03	Maximum Restricted Stock Unit Award Period	A-22
10.04	Payment	A-22
10.05	Stockholder Rights	A-22
ARTICLE XI INCENTIVE AWARDS		A-22
11.01	Grant	A-22
11.02	Earning the Award	A-22
11.03	Maximum Incentive Award Period	A-23
11.04	Payment	A-23
11.05	Stockholder Rights	A-23
ARTICLE XII OTHER STOCK-BASED AWARDS		A-23
12.01	Other Stock-Based Awards	A-23
12.02	Bonus Stock and Awards in Lieu of Other Obligations	A-24
12.03	Effect of Termination Date on Other Stock-Based Awards	A-24
ARTICLE XIII DIVIDEND EQUIVALENTS		A-25
ARTICLE XIV TERMS APPLICABLE TO ALL AWARDS		A-25
14.01	Written Agreement	A-25
14.02	Nontransferability	A-26
14.03	Transferable Awards	A-26
14.04	Participant Status	A-26

14.05	Change in Control	A-27
14.06	Stand-Alone, Additional, Tandem and Substitute Awards	A-28
14.07	Form and Timing of Payment; Deferrals	A-28
14.08	Time and Method of Exercise	A-29
ARTICLE XV QUALIFIED PERFORMANCE-BASED COMPENSATION		A-29
15.01	Performance Conditions	A-29
15.02	Establishing the Amount of the Award	A-31
15.03	Earning the Award	A-31
15.04	Performance Awards	A-32
ARTICLE XVI ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-32
16.01	General Adjustments	A-32
16.02	No Adjustments	A-33
16.03	Substitute Awards	A-33
16.04	Limitation on Adjustments	A-33
ARTICLE XVII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-33
17.01	Compliance	A-33
17.02	Postponement of Exercise or Payment	A-34
17.03	Forfeiture of Payment	A-34
ARTICLE XVIII LIMITATION ON BENEFITS		A-35
ARTICLE XIX GENERAL PROVISIONS		A-36
19.01	Effect on Employment and Service	A-36
19.02	Unfunded Plan	A-36
19.03	Rules of Construction	A-36
19.04	Tax Withholding and Reporting	A-36
19.05	Code Section 83(b) Election	A-36
19.06	Reservation of Shares	A-37
19.07	Governing Law	A-37
19.08	Other Actions	A-37
19.09	Repurchase of Common Stock	A-37
19.10	Other Conditions	A-38
19.11	Forfeiture Provisions	A-38
19.12	Legends; Payment of Expenses	A-38
19.13	Repricing of Awards	A-38
19.14	Right of Setoff	A-39
19.15	Fractional Shares	A-39
ARTICLE XX CLAIMS PROCEDURES		A-39
20.01	Initial Claim	A-39
20.02	Appeal of Claim	A-39
20.03	Time to File Suit	A-40
ARTICLE XXI AMENDMENT		A-40
21.01	Amendment of Plan	A-40
21.02	Amendment of Awards	A-40
ARTICLE XXII OMNIBUS SECTION 409A PROVISION		A-41
22.01	Intent of Awards	A-41
22.02	409A Awards	A-41
22.03	Election Requirements	A-41

22.04	Time of Payment	A-42
22.05	Acceleration or Deferral	A-42
22.06	Distribution Requirements	A-42
22.07	Key Employee Rule	A-43
22.08	Distributions Upon Vesting	A-43
22.09	Scope and Application of this Provision	A-43
ARTICLE XXIII EFFECTIVE DATE OF PLAN		A-43
ARTICLE XXIV DURATION OF PLAN		A-43

ARTICLE I

DEFINITIONS

1.01	409A Award

409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04	Award

Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05	Board

Board means the Board of Directors of the Company.

1.06	Cause

Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” shall exist with respect to a Participant if such Participant has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Affiliate or a felony involving the business, assets, customers or clients of the Company or any Affiliate or has been convicted by a court of competent jurisdiction or has plead guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant and the Company or any Affiliate; or (iii) substantially failed to perform such Participant’s duties to the Company or any Affiliate, including by committing a material breach of any written covenant contained in any agreement entered into by such Participant and the Company or any Affiliate (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed thirty (30) days) (it being understood that conduct pursuant to a Participant’s exercise of good faith business judgment should not constitute “Cause” under clause (iii) above).

1.07	Change in Control

Change in Control means any of the following described in clauses (a) through (e) below, provided that a “Change in Control” shall not mean any event listed in clauses (a) through (e) below that occurs, directly or indirectly, as a result of or in connection with Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, Quadrangle Capital Partners – A LP, a Delaware limited partnership, and Quadrangle NTELOS Holdings II LP, a Delaware limited partnership (collectively the “Quadrangle Entities”), and/or any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with any Quadrangle Entity (a “Quadrangle Affiliate”), related funds and co-investors becoming the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities, or the shareholders of the Company approving a merger, consolidation or reorganization of the Company with any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization any of the Quadrangle Entities and/or Quadrangle Affiliates, related funds and co-investors acquire more than fifty-one percent (51%) of the combined voting power of the Company’s then outstanding securities:

(a) any Person is or becomes the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

(b) consummation of a merger, consolidation or reorganization of the Company with any other company, or a sale of all or substantially all the assets of the Company (a “Transaction”), other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the Company or such surviving or purchasing entity;

(c) the shareholders of the Company approve a plan of complete liquidation of the Company and such liquidation is consummated; or

(d) a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination or otherwise) (a “Sale”) of a Material Line of Business (other than any such sale to the Quadrangle Entities and/or Quadrangle Affiliates, related funds and co-investors), except that with respect to this clause (d) there shall only be a Change in Control with respect to the Participant who is employed at such time in such Material Line of Business (whether full or part-time), and the Participant does not receive an offer for “comparable employment” with the purchaser and the Participant’s employment is terminated by the Company or any Affiliate of the Company no later than six (6) months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (i) the Participant’s base salary and target incentive payments are not reduced in the aggregate, (ii) the Participant’s job duties and responsibilities are not diminished (but a reduction in size of the Company as the result of a Sale of a Material Line of Business, or the fact that the purchaser is smaller than the Company, shall not alone constitute a diminution in the Participant’s job duties and responsibilities), (iii) the Participant is not required to relocate to a facility more than fifty (50) miles from the Participant’s principal place of employment at the time of the Sale and (iv) the Participant is provided benefits that are comparable in the aggregate to those provided to the Participant immediately prior to the Sale; or

(e) during any period of twelve (12) consecutive months commencing on the effective date of the Plan, (i) the individuals who constitute the Board on the effective date of the Plan and (ii) any new director who either (A) was elected by the Board or nominated for election by the Company’s stockholders and whose election or nomination was approved by a vote of more than fifty percent (50%) of the directors then still in office who either were directors on the effective date of the Plan, or whose election or nomination for election was previously so approved, or (B) was appointed to the Board pursuant to the designation of Quadrangle Entities and/or their Quadrangle Affiliates, cease for any reason to constitute a majority of the Board.

For purposes of the foregoing, “Material Line of Business” means any line or lines of business or service or group of services which represent(s) in the aggregate either twenty-five percent (25%) or more of the Company’s consolidated revenues or twenty-five percent (25%) or more of the Company’s consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) for the twelve (12)-month period ended on the last day of the most recently ended fiscal quarter for the Company.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant’s 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).

1.08	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09	Committee

Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “outside directors” within the meaning of Code Section 162(m) and (iii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.

1.10	Common Stock

Common Stock means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.11	Company

Company means NTELOS Holdings Corp., a Delaware corporation, and any successor thereto.

1.12	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14	Disability

Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

1.15	Dividend Equivalent

Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.16	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system (including NASDAQ), the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

1.18	Full Value Award

Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.19	Incentive Award

Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.20	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant.

1.21	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

1.22	Non-409A Award

Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.23	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24	Other Stock-Based Award

Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.25	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.26	Plan

Plan means this NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, in its current form and as hereafter amended.

1.27	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.28	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.29	Restricted Stock Unit

Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.30	Retirement

Retirement means the termination of Participant’s employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company’s written policies for retirement.

1.31	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.32	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.33	Termination Date

Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III

TYPES OF AWARDS

The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV

ADMINISTRATION

4.01	General Administration

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled only (i) in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02	Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.03	Indemnification of Committee

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V

ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI

COMMON STOCK SUBJECT TO PLAN

6.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is 4,000,000 shares of Common Stock. All 4,000,000 of such shares may be issued pursuant to Options that are intended to be incentive stock options and/or other Awards; provided, however that to the extent shares of Common Stock not issued under an Award must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XVI.

6.03	Individual Limit

The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar year period shall be 1,000,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards, no more than 1,000,000 shares of Common Stock may be subject to Full Value Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded. For any Award stated with reference to a specified dollar limit, the maximum amount payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (pro rated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that (i) if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XVI.

6.04	Awards Settled in Cash; Reissue of Awards and Shares

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the total number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the SAR. Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, shall again be available for issuance under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Award.

ARTICLE VII

OPTIONS

7.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03	Maximum Term of Option

The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08	No Liability of Company

The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09	Effect of Termination Date on Options

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII

SARS

8.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02	Maximum Term of SAR

The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04	Settlement

The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06	Effect of Termination Date on SARs

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IX

RESTRICTED STOCK AWARDS

9.01	Award

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

9.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05	Stockholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X

RESTRICTED STOCK UNITS

10.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

10.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04	Payment

The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05	Stockholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are Awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI

INCENTIVE AWARDS

11.01	Grant

Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02	Earning the Award

Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the

Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as “qualified performance-based compensation” under the regulations promulgated under Code Section 162(m).

11.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04	Payment

The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.01	Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted, and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.

12.02	Bonus Stock and Awards in Lieu of Other Obligations

The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

12.03	Effect of Termination Date on Other Stock-Based Awards

(a) If a Participant incurs a Termination Date due to death or Disability, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(b) If a Participant incurs a Termination Date due to Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(c) If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

(d) If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date, provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIII

DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIV

TERMS APPLICABLE TO ALL AWARDS

14.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02	Nontransferability

Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03	Transferable Awards

Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04	Participant Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05	Change in Control

In the event of a Change in Control of the Company, the Committee may, on a Participant-by-Participant basis, subject to the restrictions under Code Section 409A for 409A Awards:

(a) accelerate the vesting of all outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights issued under the Plan that remain unvested and unexercised and terminate such Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the date of any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee’s intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remains unexercised;

(b) fully vest and/or accelerate settlement of any Awards;

(c) terminate the Award immediately prior to any such transaction, provided that the Participant shall have been given at least seven (7) days written notice of such transaction and of the Committee’s intention to cancel the Award with respect to all shares of Common Stock for which the Award remains unexercised or subject to restriction or forfeiture; provided further, however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change in Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change in Control;

(d) after having given the Participant a chance to exercise any outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights, terminate any or all of the Participant’s unexercised Options, SARs or Other Stock-Based Awards in the nature of purchase rights;

(e) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to restriction or forfeiture in exchange for a cash payment of an amount equal to the excess of the then Fair Market Value (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change in Control is zero) of the Award less the unpaid Exercise Price, Initial Value or purchase price of the Awards, if any. If the Fair Market Value of the Common Stock subject to the Award is less than the unpaid Exercise Price, Initial Value or purchase price of the Award, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Participant;

(f) require that the Award be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Committee in its sole discretion. Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock. The judgment of the Committee with respect to any matter referenced in this Section 14.05 shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

Except as otherwise provided in the Agreement covering the Award, if a Participant who is employed by (or a director of or other service provider to) the Company or any Affiliate at the time of the Change in Control then holds (i) one or more Options, SARs or Other Stock-Based Awards in the nature of purchase rights, all such Options, SARs and Other Stock-Based Awards shall become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such Awards), and any shares of Common Stock purchased by the Participant under such Awards on or following such Change in Control shall be fully vested upon exercise, and (ii) one or more Full Value Awards, such Full Value Awards shall become fully vested on the date of the Change in Control; provided, however, that, if the amount of the Award where the vesting is to be determined is based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

14.06	Stand-Alone, Additional, Tandem and Substitute Awards

Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award or Awards.

14.07	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of

Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then the required period of employment or service for the Award to become exercisable, non-forfeitable and transferable or earned and payable shall be not less than three (3) years or ratably (whether monthly, quarterly, annually or otherwise) over not less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason)); provided, however, that the foregoing limitation will not apply to any Award that is granted as an inducement to a person being hired or rehired by the Company or any Affiliate; and provided, further, that the Committee in its discretion may modify or accelerate the vesting schedule of an Award (subject to the other provisions of the Plan) only so long as the revised vesting schedule will not be any more rapid than the minimum vesting schedule described above (subject to permitted accelerations).

ARTICLE XV

QUALIFIED PERFORMANCE-BASED COMPENSATION

15.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable and earned and payable based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may include any or any combination of the following: (a) total return to shareholders or on shareholders’ investment; (b) cash flow (including, but not limited to, cash flow from operations, free cash flow, cash flow return on investment and cash flow return on capital); (c) return on assets (net or otherwise), capital, equity or sales; (d) stock price (including, but not limited to, growth measures); (e) basic or diluted earnings per share (before or after taxes); (f) reduction of outstanding debt; (g) extension of maturity dates of outstanding debt; (h) gross, operating or net earnings (income or other revenues) before or after taxes; (i) tangible net worth; (j) return on investments; (k) cash flow per share; (l) book value per share; (m) gross or operating margins; (n) customers (including, but not limited to, gross or net adds); (o) Fair Market Value of the Company or any Affiliate; (p) market share or market penetration; (q) level of expenses or other costs; (r) gross, operating or net revenue; (s) earnings before interest, taxes, depreciation and/or amortization (“EBITDA”); (t) EBITDA including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income/loss attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (u) earnings before interest and taxes (“EBIT”); (v) EBIT including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events; (w) EBITDA or EBIT less capital expenditures (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (x) productivity ratios; (y) expense targets; (z) objective measures of customer satisfaction; (aa) working capital targets; (bb) objective measures of economic value added; (cc) inventory control; (dd) customer retention; (ee) competitive market metrics; (ff) employee retention; (gg) timely completion of new product rollouts; (hh) timely launch of new facilities; (ii) objective measures of personal targets, goals or completion of projects; (jj) fiber miles and homes passed by fiber; (kk) covered population within a basic trading area; (ll) bad debt; (mm) economic value and/or net economic value added; (nn) cost per gross add and variable cost per gross add; (oo) cash cost per unit; (pp) life-time revenue; (qq) unlevered free cash flow defined as EBITDA less capital expenditures, taxes, interest, required debt, dividends and other capital-based required payments (including or excluding accretion of asset retirement obligations, gain or loss on interest rate swap agreements, net income attributable to non-controlling interests, other expenses/income, restructuring and exit charges, equity-based compensation charges, material severance obligations, charges for voluntary retirement and workforce reduction programs and/or unusual or extraordinary events); (rr) network performance; (ss) customer care performance statistics (including, but not limited to, service level, first call resolution and average handle time); (tt) profits/earnings ratio; (uu) leverage ratio; (vv) accounts receivable days sales outstanding; (ww) debt (including, but not limited to, debt load reduction, debt ratings, debt leverage or debt service); (xx) peer group comparisons of any of the aforementioned performance conditions; or (yy) the consummation of a Change in Control or any transaction, merger, consolidation, restructuring, recapitalization, reorganization, liquidation, sale, spin-off or other disposition of a Material Line of Business or similar event. Performance conditions, other than those in (yy) above, may be related to a specific customer or group of customers or geographic region. The form of the performance conditions, other than those in (yy) above, may be measured on a Company, Affiliate, division, business unit, service line, segment or geographic basis individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing criteria, either individually, alternatively or in any combination, subset or component. Performance goals, other than those in (yy) above, may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions, other than those in (yy) above, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, except that the length of the performance period shall not be less than one year, except in the case of newly-hired or newly-promoted employees or the performance conditions set forth in (yy) above and, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

15.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

15.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XV to constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute “qualified performance-based compensation” under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management’s discussion and analysis of the financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (e) acquisitions or dispositions or (f) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility.

15.04	Performance Awards

The purpose of this Article XV is to permit the grant of Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute “qualified performance-based compensation” by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the performance criteria and conditions set forth in this Article XV. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not set forth herein to the extent the Committee does not intend for such Award to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE XVI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01	General Adjustments

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article

XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Board shall be final and conclusive.

16.02	No Adjustments

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03	Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04	Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “qualified performance-based compensation,” (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01	Compliance

No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE XVIII

LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX

GENERAL PROVISIONS

19.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding); (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.

19.05	Code Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09	Repurchase of Common Stock

Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

19.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13	Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

19.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XX

CLAIMS PROCEDURES

20.01	Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02	Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03	Time to File Suit

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XXI

AMENDMENT

21.01	Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, (iv) change the performance conditions set forth in Article XV of the Plan or (v) accelerate the time at which an Award may be exercised, become transferable or non-forfeitable or become earned and payable except in connection with a Change in Control or, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement, or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company’s stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02	Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.

ARTICLE XXII

OMNIBUS SECTION 409A PROVISION

22.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02	409A Awards

The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03	Election Requirements

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:

(a) Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(b) With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(c) With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(d) With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04	Time of Payment

The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05	Acceleration or Deferral

The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06	Distribution Requirements

Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07	Key Employee Rule

Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made within six (6) months following a separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six (6) month delay period.

22.08	Distributions Upon Vesting

In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2 1/2) months after the calendar year in which the risk of forfeiture lapsed.

22.09	Scope and Application of this Provision

For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

ARTICLE XXIII

EFFECTIVE DATE OF PLAN

The Plan is effective on the later of the date of its adoption by the Board and the approval of the Plan by the Company’s stockholders within twelve (12) months of the date of adoption of the Plan by the Board. Awards may be granted under this Plan only as of and after the effective date of the Plan.

ARTICLE XXIV

DURATION OF PLAN

No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NTELOS

HOLDINGS CORP.

The undersigned stockholder(s) of NTELOS Holdings Corp., a Delaware corporation (“NTELOS”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for NTELOS’ 2010 Annual Meeting of Stockholders, and hereby appoints James A. Hyde and Michael B. Moneymaker, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of NTELOS to be held at 9:00 a.m. (local time) on Thursday, May 6, 2010, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York or at any adjournment(s) or postponement(s) thereof, and to vote all shares of the Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” FOR THE PROPOSALS BELOW AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NTELOS Holdings Corp., Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067.

- Detach and return this portion only -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) AND (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

1.	ELECTION OF DIRECTORS

Timothy G. Biltz, Daniel Fine, Robert E. Guth, Daniel J. Heneghan, Michael Huber, James A. Hyde, Julia B. North, Jerry E. Vaughn

☐	FOR ALL NOMINEES

☐	WITHHOLD AS TO ALL NOMINEES

☐	FOR ALL NOMINEE(S) (Except as written below):

2.	Ratification of the appointment of KPMG LLP by the Audit Committee of the Board of Directors to serve as NTELOS’ independent registered public accounting firm for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the NTELOS Holdings Corp. 2010 Equity and Cash Incentive Plan, which includes the authorization of 4.0 million shares of common stock that can be issued by NTELOS under the plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING  ☐

Stockholders who plan to attend the Annual Meeting may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders, whose stock is held in street name with a financial institution, must bring a copy of a statement from such financial institution indicating your ownership of NTELOS common stock.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature	Signature if held jointly	Dated , 2010

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.